Exhibit 10.37

BUILD-TO-SUIT NET LEASE

between

GLENBOROUGH PROPERTIES, L.P.

as Landlord

and

ADS ALLIANCE DATA SYSTEMS, INC.

as Tenant

BUILD-TO-SUIT NET LEASE

THIS BUILD-TO-SUIT NET LEASE ("Lease") is entered into as of January 11th, 2001 by and between the Landlord and Tenant identified in Section 1.1.

1.            DEFINITIONS AND EXHIBITS

1.1            Definitions. In this Lease, the following defined terms have the meanings set forth for them below or in the section of this Lease indicated below:

"ADA" means the Americans with Disabilities Act, as amended from time to time.

"Additional Rent" means all amounts required to be paid by Tenant under this Lease in addition to Basic Rent including, without limitation, Taxes and insurance premiums.

"Affiliates" means, with respect to any party, any entities or individuals that control, are controlled by or are under common control with such party, together with its and their respective partners, venturers, directors, officers, shareholders, trustees, trustors, beneficiaries, agents, employees and spouses.

"Basic Rent" means the Rent payable according to Section 4.1.

"Building" means the building, initially containing at least 65,000 square feet, to be constructed by Landlord for Tenant upon the Land according to Section 3.

"Business Day" means Monday through Friday of each calendar week, excluding New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

"Change Order" has the meaning set forth in Section 3.11.

"Cold Shell" means those portions of the Building and the associated site Improvements on the Land (such as driveways, parking areas, landscaping and exterior lighting) that are specified on Exhibit B.

"Cold Shell Plans" means construction plans and specifications for the Cold Shell.

"Cold Shell Proposal" has the meaning set forth in Section 3.7.

"Commencement Date" means the first day of the Initial Term, which will be the Projected Commencement Date, unless the Commencement Date is extended according to Section 3.2.

"Design Information" has the meaning set forth in Section 3.5.

"Environmental Laws" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690 l et seq., the Comprehensive Environmental. Response, Compensation and Liability Act, U.S.C. Section 9601 et seq. (including the so-called "Superfund" amendments thereto), any other applicable Laws governing or pertaining to any hazardous substances, hazardous wastes, chemicals or other materials, including, without limitation, asbestos, polychlorinated biphenyls, radon, petroleum and any derivative thereof or any common law theory based on nuisance or strict liability.

"Event of Default" has the meaning set forth in Section 15.2.

"First Renewal Term" has the meaning set forth in Section 2.5.

"Hazardous Substance" means any substance, chemical or material declared to be, or regulated as, hazardous or toxic under any Environmental Law or the presence of which may give rise to liability under any Environmental Law.

"Improvements" means the Building, the Leasehold Improvements, and any other structures, pavement, landscaping, lighting fixtures or other improvements now or later constructed or installed upon the Land.

"Initial Term" means that certain period beginning on the Commencement Date and ending on August 31, 2007 (the "Expiration Date").

"Interest Rate" means the prime interest rate (as published from time to time by The Wall Street Journal, and with any changes in such rate to be effective on the date such change is published) plus    per annum, but if such rate exceeds the maximum interest rate permitted by law, such rate will be reduced to the highest rate allowed by law under the circumstances.

"Land" means the real property located on 122nd Avenue near its intersection with Huron Street in Westminster, Colorado (including all of its appurtenant rights and easements) and legally described on Exhibit A.

"Landlord" means Glenborough Properties, L.P., a California limited partnership.

"Landlord's Notice Address" means:

c/o Glenborough Realty Trust Incorporated
400 South El Camino Real, Suite 1100
San Mateo, CA 94402-1700
Attention: Legal Department
Telecopy: (650) 343-1046

with a copy to:

c/o Glenborough Realty Trust Incorporated
3950 North Lewiston, Suite 320
Aurora, CO 80011
Telecopy: (303) 307-9060

"Landlord's Rent Address" means:

c/o Glenborough Realty Trust Incorporated
3950 North Lewiston. Suite 320
Aurora, CO 80011
Telecopy: (303) 307-9060

"Landlord's Representative" means Sandra Boyle or Matt Wilson.

"Landlord's Taking Share" means, with respect to any taking by eminent domain of Leasehold Improvements during the Initial Term, that percentage obtained by dividing the number of months from the Commencement Date to the month in which possession of such Leasehold Improvements is taken by the total number of months in the Term.

''Landlord's Work" means the construction and installation of the Cold Shell and the Leasehold Improvements.

"Laws" means any and all present or future federal, state or local laws, statutes, ordinances, rules, regulations or orders of any and all governmental or quasi-governmental authorities having jurisdiction.

"Leasehold Improvements" means all leasehold improvements and installations (including Tenant's sign), in addition to the Cold Shell, that are to be constructed or installed by Landlord for Tenant according to Section 3.

"Leasehold Improvements Plans" means construction plans and specifications for the Leasehold Improvements.

"Premises" means the Land and all Improvements.

"Projected Commencement Date" means March 15, 2002.

"Rent" means Basic Rent and all Additional Rent.

"Renewal Term" has the meaning set forth in Section 2.5.

"Second Renewal Term" has the meaning set forth in Section 2.5.

"Substantially Completed" has the meaning set forth in Section 3.2.

"Taxes" means all ad valorem real and personal property taxes and assessments, special or otherwise, levied upon or with respect to the Premises, the personal property used in operating the Premises, and the rents and additional charges payable by Tenant according to this Lease, and imposed by any taxing authority having jurisdiction; and all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real or personal property taxes or assessments as revenue sources, and which in whole or in part are measured or calculated by or based upon the Premises, the leasehold estate of Landlord or Tenant in and to the Premises, or the rents and other charges payable by Tenant according to this Lease. Taxes will not include any net income, franchise, inheritance or similar taxes of Landlord.

"Tax Year" means a 12-month period tor which Taxes are assessed.

"Tenant" means ADS Alliance Data Systems, lnc., a Delaware corporation.

"Tenant's Cost" has the meaning set forth in Section 3.1.

"Tenant's Notice Address" means,

for notices given before the Commencement Date:

555 West I 12th Avenue
Northglenn, Colorado 80234
Attention: Sid Pinhas
Telecopy: 303-255-5222

with a copy at the same time to

17655 Waterview Parkway
Dallas, Texas 75252
Attention: John Clyne
Telecopy: (972) 348-5261

and for notices given after the Commencement Date:

Tenant's address at the Premises, with a copy at the same time to:

17655 Waterview Parkway
Dallas, Texas 75252
Attention: John Clyne
Telecopy: (972) 348-5261

"Tenant's Representative" means Oren Snell or OJ Jones.

''Term" means the duration of this Lease, which will be the Initial Term, unless terminated earlier or extended further as provided in this· Lease. The Term will also include any exercised Renewal Term.

1.2            Exhibits.  The Exhibits listed below are attached to, or will be attached to, and incorporated in this Lease. In the event of any inconsistency between such Exhibits and the terms and provisions of this Lease, the terms and provisions of the Exhibits will control. The Exhibits to this Lease are:

Exhibit A – Legal Description of the Land
Exhibit B – Cold Shell Specifications
Exhibit C – Matters Affecting Landlord's Title
Exhibit D – Land Costs

2.            GRANT OF LEASE; RENEWAL OPTIONS

2.1            Demise. Subject to the terms, covenants, conditions and provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Term.

2.2            Quiet Enjoyment. Landlord covenants that Tenant, upon paying the Basic Rent and Additional Rent and performing all other obligations of Tenant under this Lease, will have quiet and peaceful possession of the Premises during the Term, and such possession will not be disturbed by Landlord or anyone claiming by, through or under Landlord. Upon Landlord's acquisition of the Land, Landlord will own the Land in fee simple, subject only to the matters set forth on Exhibit C.

2.3            Landlord and Tenant Covenants. Landlord covenants to observe and perform all of the terms, covenants and conditions applicable to Landlord in this Lease. Tenant covenants to pay the Rent when due, and to observe and perform all of the terms, covenants and conditions applicable to Tenant in this Lease.

2.4            Memorandum of Term. Promptly after execution of this Lease, Landlord and Tenant will execute and acknowledge a recordable memorandum setting forth the Projected Commencement Date and the date on which the Expiration Date is scheduled to occur. After the occurrence of the Commencement Date, either party will, upon the other's request, execute and acknowledge a recordable memorandum setting forth the date on which the Commencement Date occurred and the date on which the Expiration Date is scheduled to occur.

2.5            Tenant's Renewal Options. Subject to the terms and provisions of this Section 2.5, Tenant, at its option, may extend the Term of this Lease for one five-year period at the end of the Initial Term (the "First Renewal Term") and, ·if Tenant exercises its option with respect to the First Renewal Term, for an additional five-year period at the end of the First Renewal Term (the "Second Renewal Term"). The First Renewal Term and the Second Renewal Term are individually referred to herein as a "Renewal Term." To exercise each such option, Tenant must deliver written notice of the exercise thereof to Landlord no later than nine months prior to the expiration of (i) the Initial Term, in the case of Tenant's option with respect to the First Renewal Term, or (ii) the First Renewal Term, in the case of Tenant's option with respect to the Second Renewal Term. If Tenant fails to give notice of its exercise of either of its options to extend the Term, the time for it to do so will be extended until the first to occur of (A) the 15th day after Landlord gives Tenant notice that Tenant has failed to exercise its option with respect to the subject Renewal Term; or (B) the last day of the then-current Term. During each Renewal Term, all of the terms and provisions of this Lease will apply, except that after the Second Renewal Term there will be no further right of renewal, and except that the Basic Rent payable for each month of the First Renewal Term will be   and the Basic Rent payable for each month of the Second Renewal Term will be    . Tenant will have no right to extend the Term and a notice purporting to exercise Tenant's option with respect to a Renewal Term will be ineffective if an Event of Default exists at the time such notice is given or at the commencement of the subject Renewal Term. Any termination of this Lease terminates all rights under this Section 2.5.

3.            CONSTRUCTION; DELIVERY AND ACCEPTANCE OF PREMISES

3.1            Landlord's Obligations.

(a)              Subject to and in accordance with the provisions of this Section 3, Landlord will (i) purchase the Land, (ii) design, construct and install the Cold Shell on the Land, (iii) install the

Leasehold Improvements and (iv) relocate Tenant from its existing facility in Northglenn, Colorado to the Premises. Landlord shall bear the costs for such activities up to a total of    , which costs shall include, but shall not be limited to, funds expended for all Land, design, planning, development, governmental approvals and/or permits, construction and relocation costs. To the extent the total cost for such activities exceeds     (including costs attributable to Change Orders), then such amount shall be "Tenant's Cost'' and Tenant shall pay Landlord such additional amount within twenty (20) days after receipt of Landlord's invoice. In the event the total cost for such activities is less than    , Tenant shall not be entitled to any credit. The parties agree to work together so that this project can be completed promptly and in the most cost-efficient manner possible.

(b)              The determination and approval of costs associated with items (ii) and (iii) of subsection (a) are addressed in this Section 3. Costs associated with item (i) of subsection (a) shall be identified in Exhibit D. Landlord and Tenant hereby approve and acknowledge the costs set forth in Exhibit D. Costs associated with item (iv) of subsection (a) and the particular items of personal property to be relocated shall be itemized and identified in a list to be approved in writing by Landlord and Tenant within 30 Business Days prior to the relocation of Tenant. Any changes to such list shall be approved by both Landlord and Tenant in writing. Tenant shall assume responsibility for coordinating the relocation, subject to further reasonable coordination with Landlord, and together the parties shall develop a moving schedule to accomplish Tenant's relocation as close as is practical to the Commencement Date. The parties shall promptly disclose all relevant information that may affect the approved moving schedule. The parties shall work together to accomplish the relocation in the most cost-effective manner.

(c)              Landlord will use reasonable efforts to cause Landlord's Work to be Substantially Completed by the Projected Commencement Date and will continually advise Tenant during the construction process of any changes in the anticipated Commencement Date. In any event, Landlord will give Tenant at least 60 Business Days' prior notice of the occurrence of the Commencement Date.

3.2            Delivery of Possession. If Landlord is unable to deliver possession of the Premises with the Landlord's Work Substantially Completed by the Projected Commencement Date, then, except as provided below, Landlord will not be in default or liable in damages to Tenant, nor will the obligations of Tenant be affected, provided, however, that the Commencement Date will be extended automatically by one day for each day of the period after the Projected Commencement Date to the day on which Landlord tenders possession of the Premises to Tenant with Landlord's Work Substantially Completed, less any portion of that period attributable to Tenant's delays as more particularly described in Section 3.12.. Such postponement of the commencement of the Term will be in full settlement of all claims that Tenant might otherwise have against Landlord by reason of Landlord's failure to have Substantially Completed its obligations by the Projected Commencement Date. If Landlord delivers possession of the Premises with the Landlord's Work Substantially Completed prior to the Projected Commencement Date, then Tenant may either accept such delivery (in which case such date will be the Commencement Date hereunder) or may refuse to accept delivery until any date selected by Tenant that is no later than the Projected Commencement Date. For purposes of the foregoing, any occupation of the Premises by Tenant for fixturing or similar purposes after Landlord's Work has been Substantially Completed will be deemed acceptance of the Premises. The term "Substantially Completed" means that the Premises are broom clean, free of construction tools and materials, and Landlord's Work has been completed according to the Cold Shell Plans and the Leasehold Improvements Plans with only minor punch list items that will not materially interfere with Tenant's use and enjoyment of the Premises remaining to be completed or corrected pursuant to Section 3.3; that an unconditional certificate of occupancy for the Premises has been issued and not suspended or revoked or amended in a manner that would prevent Tenant from occupying the Premises the purposes for which they were designed, as set forth in the Design Information; and that all utilities called for in the Cold Shell Plans or the Leasehold Improvements Plans are installed and operable with all hook- up, tap or similar fees paid. Within 60 days after the Commencement Date, Landlord will provide to Tenant a complete set of as-built drawings of Landlord's Work and manuals for all equipment incorporated into the Improvements as a part of Landlord's Work. Notwithstanding anything contained in this Section 3.2 to the contrary, if, by August 15, 2002, Landlord has not delivered possession of the Premises to Tenant with Landlord's Work Substantially Completed, then Tenant may refuse to accept delivery until a date chosen by Tenant after January 2003 and the Lease shall not commence until such date. Nevertheless, in determining such date, Tenant shall choose the earliest date practicable for Tenant.

3.3            Punch List. Tenant's taking possession of any portion of the Premises will be conclusive evidence that such portion of the Premises was in good order and satisfactory condition, and that all of Landlord's Work in or to such portion of the Premises was satisfactorily completed, when Tenant took possession, except as to any patent defects or uncompleted items identified on a punch list prepared and signed by Landlord's Representative and Tenant's Representative after an inspection of the Premises by both such parties made at the time Tenant takes possession, and except as to any latent defects in Landlord's Work of which Tenant notifies Landlord within one year after the Commencement Date. Landlord will not be responsible for any items of damage caused by Tenant, its agents, independent contractors or suppliers. No promises to construct, alter, remodel or improve the Premises, and no representations concerning the condition of the Premises, have been made by Landlord to Tenant other than as may be expressly stated in this Lease.

3.4            Representatives. Landlord appoints Landlord's Representative to act for Landlord in all matters covered by this Section 3. Tenant appoints Tenant's Representative to act for Tenant in all matters covered by this Section 3. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Section 3 will be made to Landlord's Representative or Tenant's Representative, as the case may be. Tenant will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord's architect, engineers and contractors or any of their agents or employees, with regard to matters covered by this Section 3. Either party may change its representative at any time by three days' prior written notice to the other party.

3.5            Design Information. Tenant will cooperate with Landlord and submit all information necessary for preparation of the Cold Shell Plans and the Leasehold Improvements Plans (the "Design Information").

3.6            Cold Shell Plans. Promptly after receipt of all Design Information, Landlord will cause its architect to prepare the Cold Shell Plans based on the submitted Design Information. Within five Business Days after receipt of the proposed Cold Shell Plans, together with a cost estimate for the construction of such Cold Shell, Tenant will either approve the same in writing or notify Landlord in writing of how the proposed Cold Shell Plans are inconsistent with the Design Information and how the Cold Shell Plans must be changed in order to make them consistent with the Design Information. Each Business Day following the 5th Business Day after the proposed Cold Shell Plans are submitted to Tenant until Tenant approves them or delivers such notice of objections will be a day of Tenant's delay. Upon receipt of Tenant's notice of objections, Landlord will cause its architect to prepare revised Cold Shell Plans according to such notice and submit the revised Cold Shell Plans, together with a revised cost estimate for the construction of such Cold Shell, to Tenant. Upon submittal to Tenant of the revised Cold Shell Plans, and upon submittal of any further revisions, the procedures described above will be repeated. If the original Cold Shell Plans, or any revisions thereof, are consistent with the Design Information, then each Business Day following Landlord's receipt of Tenant's notice of any objections until the day on which Landlord receives Tenant's written approval of the Cold Shell Plans will be a day of Tenant's delay.

3.7            Cold Shell Construction. At such time as Cold Shell Plans that have been approved in writing by both Landlord and Tenant have been prepared, Landlord cause the Cold Shell to be constructed or installed on the Land in a good and workmanlike manner and according to the approved Cold Shell Plans and all applicable Laws. Landlord will on a monthly basis provide Tenant with a summary of the actual funds expended to date (based on monthly payment applications submitted by the builder in accordance with the construction contract) compared to the estimated costs for construction of the Cold Shell

3.8            Leasehold Improvements Plans. Promptly after receipt of all Design Information, Landlord will cause its architect to prepare the Leasehold Improvements Plans based on the submitted Design Information. Landlord will notify Tenant at least five (5) Business Days of the date on which Tenant will receive the Leasehold Improvement Plans. Within ten (10) Business Days after receipt of the proposed Leasehold Improvements Plans, together with a cost estimate for the construction of the Leasehold Improvements, Tenant will either approve the same in writing or notify Landlord in writing of how the proposed Leasehold Improvements Plans are inconsistent with the Design Information and how the Leasehold Improvements Plans must be changed in order to make them consistent with the Design Information. Each Business Day following the 5th Business Day after the proposed Leasehold Improvements Plans are submitted to Tenant until Tenant approves them or delivers such notice of objections will be a day of Tenant's delay. Upon receipt of Tenant's notice of objections, Landlord will cause its architect to prepare revised Leasehold Improvements Plans according to such notice and submit the revised Leasehold Improvements Plans, together with a revised c.ost estimate for the construction of the Leasehold Improvements, to Tenant. Upon submittal to Tenant of the revised Leasehold Improvements Plans, and upon submittal of any further revisions, the procedures described above will be repeated. If the original Leasehold Improvements Plans, or any revisions thereof, are consistent with the Design Information, then each Business Day following Landlord's receipt of Tenant's notice of any objections until the day on which Landlord receives Tenant's written approval of the Leasehold Improvements Plans will be a day of Tenant's delay. Despite any provision of this Section 3.8, Tenant will not be deemed to have caused a delay if it is unable to respond to proposed Leasehold Improvements Plans because of the condition or absence of the Cold Shell Plans; however, Tenant will promptly advise Landlord of its inability to respond to the Leasehold Improvements Plans for that reason.

3.9            Tenant's Cost Proposal. Intentionally deleted.

3.10            Construction of Leasehold Improvements; Landlord will cause the Leasehold Improvements to be constructed or installed in the Cold Shell in a good and workmanlike manner and according to the Leasehold Improvements Plans and all applicable Laws. Tenant will own all of the Leasehold Improvements until the end of the Term, at which time the Leasehold Improvements will become Landlord's property in accordance with Section 14.1. During the Term, Tenant may, in its sole discretion, remove or replace any of the personal property, equipment, trade fixtures or movable partitions owned by Tenant and placed or installed in the Premises at Tenant's expense. Subject to Section 10.1, Tenant may also remove or replace the Leasehold Improvements. Landlord warrants that the Leasehold Improvements will be free of all defects indesign, materials or construction for a period of one year from the date Landlord's Work is Substantially Completed. Landlord will on a monthly basis provide Tenant with a summary of the actual funds expended to date (based on monthly payment applications submitted by the builder in accordance with the construction contract) compared to the estimated costs for construction of the Leasehold Improvements.

3.11            Change Orders. Tenant's Representative may authorize changes in the work consistent with the Design Information during construction only by written instructions to Landlord's Representative on a form approved by Landlord. All other changes will be subject to Landlord's prior written approval.

Prior to commencing any change, Landlord will prepare and deliver to Tenant, for Tenant's approval, a change order ("Change Order") identifying the total cost or savings of such change, which will include associated architectural, engineering and construction contractor's fees, and the total time that will be added to or subtracted from the construction schedule by such change. If Tenant fails to approve such Change Order within 10 Business Days after delivery by Landlord, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform the change. Upon Landlord's receipt of Tenant's approval, Landlord will proceed to perform the change. Except as otherwise set forth in Section 3.1, Tenant will pay for any approved Change Order within twenty (20) days after receipt of Landlord's invoice.

3.12            Tenant's Delays. As provided in Section 3.2, the Initial Term of the Lease (and therefore Tenant's obligation for the payment of Rent) will not commence until Landlord has Substantially Completed Landlord's Work; provided, however, that if Landlord is delayed in causing Landlord's Work to be Substantially Completed as a result of: (a) any Tenant delays described in Sections 3.5, 3.6, 3.7, 3.8, 3.9 or 3.10; (b) any Change Orders or changes in any drawings, plans or specifications requested by Tenant; (c) Tenant's failure to review or approve in a timely manner any item requiring Tenant's review or approval; or (d) any other act or omission of Tenant or Tenant's architects, engineers, contractors or subcontractors (all of which will be deemed to be delays caused by Tenant), then the Commencement Date will only be extended under Section 3.2 until the date on which Landlord would have Substantially Completed the performance of such work but for such delays. The aggregate Tenant delays described in this Section 3.12 will be reduced by the number of days deducted from the construction schedule on account of Change Orders requested by Tenant. As a condition to claiming a delay by Tenant, Landlord will advise Tenant of the circumstances giving rise to the claim within 10 Business Days after they arise and will advise Tenant of the cost that Tenant can pay at that time to effect any available remedy to eliminate such delay (such as, e.g., overtime work).

3.13            Adjustments Upon Completion. Intentionally deleted.

4.            RENT

4.1            Basic Rent. Commencing on the Commencement Date and then throughout the Term, Tenant agrees to pay Landlord Basic Rent according to the following provisions. Basic Rent throughout the Term will be payable in monthly installments in the amount of    (subject to adjustment pursuant to Section 2.5), in advance, on or before the first day of each and every month during the Term. However, if the Term commences on other than the first day of a month or ends on other than the last day of a month, Basic Rent for such month will be appropriately prorated.

4.2            Net Lease. Neither Landlord nor Tenant will be required to pay any costs or expenses or provide any services in connection with the Premises except as expressly provided in this Lease.

4.3            Terms of Payment. All Basic Rent will be paid to Landlord in lawful money of the United States of America, at Landlord's Rent Address or to such other person or at such other place as Landlord may from time to time designate in writing, without notice or demand and without right of deduction, abatement or setoff, except as otherwise expressly provided in this Lease. Except as otherwise expressly provided in this Lease, Tenant's covenants to pay Basic Rent and Additional Rent are independent of any other covenant, condition, provision or agreement herein or elsewhere contained.

4.4            Late Payments. Any payment of Rent which is not received within five days after it is due will be subject to a late charge equal to     of the unpaid payment, or   , whichever is greater. This amount is in compensation of Landlord's additional cost of processing late payments. In addition, any

Rent which is not paid within five days after it is due will accrue interest at the Interest Rate from the date on which it was due until the date on which it is paid in full with accrued interest.

4.5            Right to Accept Payments. No receipt by Landlord of an amount less than Tenant's full amount due will be deemed to be other than payment "on account," nor will any endorsement or statement on any check or any accompanying letter effect or evidence an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any right of Landlord. No payments by Tenant to Landlord after the expiration or other termination of the Term, or after the giving of any notice (other than a demand for payment of money) by Landlord to Tenant, will reinstate, continue or extend the Term or make ineffective any notice given to Tenant prior to such payment. After notice or commencement of a suit, or after formal judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of Rent due under this Lease, and such receipt will not void any notice or in any manner affect any pending suit or any judgment obtained. Any amounts received by Landlord may be allocated to any specific amounts due from Tenant to Landlord as Landlord determines.

5.            TAXES

5.1            Payment of Taxes. Except as provided in Section 5.3, Tenant will pay before delinquency, directly to the taxing authority, all Taxes which accrue during or are attributable to any part of the Tenn. Within 10 days after Landlord's written request, Tenant will provide Landlord with evidence of Tenant's payment of taxes for the most recent Tax Year for which Taxes have been paid. Landlord will use reasonable efforts to have the real property tax notices and bills issued directly to Tenant, but if Landlord is unable to do so, Landlord will promptly forward all such notices and bills directly to the address to which Landlord is then required to send notices to Tenant.

5.2            Proration at Beginning and End of Term. If the Term begins on other than the first day of a Tax Year or if the Term expires or otherwise terminates on other than the last day of a Tax Year, Taxes for the Tax Year in which the Term begins or ends, as the case may be, will be prorated between Landlord and Tenant, based on the most recent levy and most recent assessment. Such proration will be subsequently adjusted when the actual bills become available for Taxes for the Tax Year for which Taxes were prorated. The parties' obligations under this Section 5 will survive the expiration of the Term or other termination of this Lease.

5.3            Special Assessments. Tenant will pay, as Taxes, all special assessments and other like impositions; provided, however, that Tenant may pay in installments any such special assessments or like impositions that may be so paid according to applicable Laws and, in such event, Tenant will only be required to pay those installments of any such assessments or impositions that are assessed or imposed for periods of time within the Term and with proration, as provided above, of any installment due period at the beginning or end of the Term that covers a period of time that includes both a portion of the Term and an additional period either before or after the Tenn. Except as may be set forth on Exhibit C, the Premises are not now, and Landlord will take no action to cause or permit the Premises on the Commencement Date to be, located in a special improvement district or otherwise subject to special assessments. Landlord will not consent to the inclusion of the Premises in a special improvement district or other district that would subject the Premises to special assessments without Tenant's prior written approval and without giving Tenant the right and sufficient notice to allow Tenant to object to the inclusion in Landlord's name and on Landlord's behalf.

5.4            Tax Contests.  Tenant will have the right to contest any Taxes payable by Tenant; provided, however, that Tenant will make timely payment of the contested Taxes notwithstanding the pendency of any such contest unless applicable Laws permit the withholding of payment without delinquency, in which case Tenant may withhold payment of the contested Taxes until such time as payment thereof(or of such Taxes as the same may be reduced by such contest) is required to be made by applicable Laws in order to avoid delinquency. Tenant will notify Landlord within five Business Days of the commencement of any such contest. So long as Tenant complies with the terms of this Section 5.4, Tenant will have the right, in connection with any such contest, at its sole expense, to institute and prosecute, in good faith and with due diligence and in Landlord's name if necessary, any appropriate proceedings, and Landlord will, at Tenant's expense, fully cooperate with Tenant's efforts to contest any such Taxes or special assessments.

6.            USE, OCCUPANCY AND COMPLIANCE

6.1            Use. Tenant may use the Premises for any and all uses and purposes that are from time to time permitted by Laws. Tenant will not keep anything on or about the Premises which would invalidate any insurance policy required to be carried on the Premises by Tenant pursuant to this Lease. Tenant will not cause or permit to exist any public or private nuisance on or about the Premises.

6.2            Compliance. On the Commencement Date, the Premises will comply with all Laws applicable to their use and occupancy for the purposes for which they were designed, as set forth in the Design Information. Tenant will comply with all Laws applicable to the use and occupancy of the Premises during the Term and will keep and maintain the Premises in compliance with all applicable Laws. Tenant will have the right, however, to contest or challenge by appropriate proceedings the enforceability of any Law or its applicability to the Premises or the use or occupancy thereof by Tenant so long as Tenant diligently prosecutes the contest or challenge to completion and, in the event Tenant loses the contest or challenge, thereafter abides by and conforms to such Law. In the event of Tenant's challenge or contest of such Law, Tenant may elect not to comply with such Law during such challenge or contest; provided, however, that such election not to comply will not result in any material risk of forfeiture of Landlord's interest in the Premises. Tenant will indemnify and hold Landlord harmless from and against all claims, damages or judgments resulting from any such election not to comply.

6.3            Hazardous Substances.

(a)              Tenant's Covenants. Tenant will not allow any Hazardous Substance to be located on the Premises and will not conduct or authorize the use, generation, transportation, storage, treatment or disposal at the Premises of any Hazardous Substance other than in quantities incidental to the conduct of Tenant's business in the Premises and in compliance with Environmental Laws; provided, however, nothing herein contained will permit Tenant to allow any so-called "acutely hazardous," "ultra-hazardous," "imminently hazardous chemical substance or mixture" or comparable Hazardous Substance to be located on or about the Premises. If the presence, release, threat of release, placement on or in the Premises or the generation, transportation, storage, treatment or disposal at the Premises of any Hazardous Substance as a result of Tenant's use or occupancy of the Premises (i) gives rise to liability (including, but not limited to, a response action, remedial action or removal action) under Environmental Laws; (ii) causes a significant public health effect; or (iii) pollutes or threatens to pollute the environment, Tenant will promptly take any and all remedial and removal action necessary to clean up the Premises and mitigate exposure to liability arising from the Hazardous Substance, whether or not required by Laws.

(b)              Tenant's Indemnitv. Tenant will indemnify, defend and hold Landlord harmless from and against all damages, costs, losses, expenses (including, without limitation, actual attorneys' fees and engineering fees) arising from or attributable to (i) the existence of any Hazardous Substance at the Premises as a result of the acts of Tenant or its agents, employees or contractors or Tenant's use and occupancy of the Premises, and (ii) any breach by Tenant of any of its covenants contained in this Section 6.3.

(c)              Landlord's Representation and Indemnity. Landlord bas delivered to Tenant copies of all studies in Landlord's possession concerning the presence of Hazardous Substances on the Premises and will promptly furnish Tenant with a copy of any additional such study that Landlord obtains on or within two months after the Commencement Date. Landlord represents to Tenant that, to Landlord's current actual knowledge (without duty of investigation), there are no Hazardous Substances present on the Premises as of the date of this Lease in any manner or quantity that violates any Environmental Laws. Landlord will indemnify, defend and hold Tenant harmless from and against all damages, costs, losses, expenses (including, without limitation, actual attorneys' fees and engineering fees) arising from or attributable to (i) the existence of any Hazardous Substance at the Premises as a result of the acts of Landlord or its agents, employees or contractors, and (ii) any breach by Landlord of its representation contained in this Section 6.3.

(d)              Survival. The parties' obligations under this Section 6.3 will survive the expiration of the Term or other termination of this Lease.

6.4            Americans With Disabilities Act. Tenant will, at its expense, cause the Premises and the operation of any business within the Premises to comply with the ADA, and if Tenant fails to maintain the Premises in compliance with the ADA, Landlord will have the right, but not the obligation, at Tenant's expense, to enter the Premises and cause the Premises to comply with the ADA; and Tenant will indemnify, defend and hold Landlord harmless from and against any and all costs, claims and liabilities, including, without limitation, attorneys' fees and court costs, arising from or related to Tenant's failure to maintain the Premises in compliance with the ADA; provided, however, Landlord will cause Landlord's Work to be designed and constructed in accordance with the "ADA Guidelines for Buildings and Facilities" attached as "Appendix A" to the rules and regulations implementing the ADA, as the same are interpreted as of the date Landlord submits its complete application for a building permit for such construction, and provided, further, that any such obligation of Landlord will be subject to and based upon Tenant's representations concerning Tenant's status as a "Public Accommodation" and concerning the location of any "area of primary function." Without limiting the generality of the foregoing, if work is performed by, through or under Tenant after the Commencement Date, Tenant will, at Tenant's expense, cause such work to be designed and constructed in compliance with the ADA, and Tenant will be responsible for (i) the cost of any work required as a result of (A) Tenant or an assignee or subtenant being deemed a "Public Accommodation" or the Premises being deemed a "Place of Public Accommodation," or (B) such work being deemed to affect an "Area of Primary Function" (as such terms are defined in the ADA); and (ii) the cost of the installation or implementation of any "Auxiliary Aid" required under the ADA as a result of the operation of any business within the Premises.

6.5            Signs. Subject to the terms of Section 3.1, Landlord shall install Tenant's sign at the Premises. The size, design and location of the sign shall be subject to Landlord's prior written approval which approval shall not be unreasonably withheld, and such sign shall comply with all applicable Laws. If it is permissable under applicable Laws, the parties acknowledge and agree that Landlord may satisfy its obligation hereunder by relocating Tenant's existing sign located at the Northglenn, Colorado facility. Thereafter, Tenant may erect, maintain or replace from time to time upon the Premises at Tenant's cost all signs that Tenant deems appropriate to the conduct of its business, including, without limitation, pylon signs, monument signs, roof signs, banners, signage on the exterior of the Building or glass surfaces of the windows and doors of the Building, provided that all of such signs and signage are in compliance with applicable Laws. Landlord will, at Tenant's expense, cooperate and assist Tenant in obtaining any permits for signage, including variances from Laws.

7.            UTILITIES

7.1            Payment; Interruption of Services. Landlord will cause all utilities described in the Cold Shell Plans or Leasehold Improvements Plans to be brought to the Premises and hooked-up, and will pay the applicable tap, hook-up or similar fees. Tenant will pay for all electricity, gas, water, sewer or other utility service provided to the Premises from and after the Commencement Date. Landlord will not be liable in damages or otherwise, nor will there be an abatement of Rent, if the furnishing by any supplier of any utility service or other service to the Premises is interrupted or impaired by fire, accident, riot, strike, act of God, the making of necessary repairs or improvements, or by any causes beyond Landlord's reasonable control.

7.2            HVAC. From and after the Commencement Date, Tenant will pay the cost for all heating, air conditioning and ventilation service provided to the Premises, including the cost of maintenance, repair and replacement of same. Tenant may maintain a preventative maintenance contract on the HVAC units in the Premises, which contract will provide for periodic maintenance in accordance with the manufacturer's specifications, or Tenant may perform such preventative maintenance itself. In the event Tenant fails to maintain such preventative maintenance contract or to perform such preventative maintenance itself, Landlord, at its option and after giving Tenant notice and an opportunity to cure pursuant to Section 15.2, may arrange for such a preventative maintenance contract for the HVAC units, in which event the cost of such preventative HVAC maintenance will be billed directly to Tenant and will be paid within 10 days of receipt of invoice therefor.

8.            REPAIRS AND MAINTENANCE

8.1            Tenant's Obligations. Tenant will, at its expense (a) maintain, replace and repair all of the Premises (including, without limitation, all non-structural components of the walls, all floors, ceilings and fixtures, all windows, window fittings and sashes, all interior and exterior doors, and all paved and landscaped areas on the Land), except those portions the maintenance of which is expressly Landlord's responsibility pursuant to Section 8.2, in a good, clean, safe, orderly and sanitary condition, ordinary wear and tear excepted; (b) keep the Premises free of insects, rodents, vermin and other pests; (c) repair and maintain all heating, ventilating and air conditioning equipment that serves the Premises and all utility systems, lines, conduits and appurtenances thereto that serve the Premises; (d) keep any garbage, trash, rubbish or refuse removed on a regular basis and temporarily stored on the Premises in accordance with local Laws; and (e) provide such janitorial services to the Building and such snow and ice removal from the paved areas on the Land as may be required by Laws or otherwise necessary for the operation of Tenant's business.

8.2            Landlord's Obligations. Landlord will, at its expense (a) maintain, replace and repair the roof and structural elements of the Building (including the foundations, structural components of the walls and structural columns and beams) and all utility lines and facilities serving the Premises that extend beyond the exterior walls of the Building in good condition, ordinary wear and tear excepted; and (b) make all capital repairs and replacements (but not ordinary maintenance and repairs) required to keep the driveways and parking areas on the Land in good condition, ordinary wear and tear excepted (including such resurfacing thereof as may from time to time be necessary and any restriping required in connection with such resurfacing); provided however, if the need for any such repair is caused by (i) Tenant or anyone claiming by or through Tenant; or (ii) the installation or removal of Tenant's property, regardless of fault or by whom such damage is caused (unless caused by Landlord, its agents, contractors, servants, employees or licensees), then, in any such case, subject to Section 9.4, Tenant agrees to reimburse Landlord for all costs and expenses incurred by Landlord with respect to such repair. Landlord will commence repairs it is required to do hereunder as soon as reasonably practicable after receiving written notice from Tenant of the necessity of such repairs.

8.3            Landlord's Right of Entry. For purposes of performing Landlord's obligations under Section 8.2, or performing any of Tenant's obligations under Section 8.1 that Tenant fails to perform within the cure period provided in Section 15.2, or to inspect the Premises, Landlord may enter the Premises upon reasonable prior notice to Tenant (except in cases of actual or suspected emergency, in which case no prior notice will be required) without liability to Tenant for any loss or damage incurred as a result of such entry (excluding, subject to Section 9.4, any damage to Tenant's personal property or equipment caused by the negligence of Landlord or its agents, employees or contractors), provided that Landlord will take reasonable steps in connection with such entry to minimize any disruption to Tenant's business or its use of the Premises.

9.            INSURANCE, WAIVERS AND INDEMNITY

9.1            Property Insurance. Tenant will throughout the Tenn, at its expense as Additional Rent, provide and maintain all risk property insurance (including fire and standard extended coverage perils, leakage from fire protective devices and other water damage) covering loss or damage to the Improvements (including, without limitation, the Cold Shell, the Leasehold Improvements and any alterations made to the Premises from time to time) on a full replacement cost basis, excluding excavations, footings and foundations. Tenant will also provide and maintain throughout the Tenn, at its expense, such property insurance covering Tenant's machinery, equipment, furniture, fixtures, personal property (including also property under the care, custody, or control of Tenant) and business interests which may be located in, upon or about the Premises in such amounts as Tenant may from time to time deem prudent. Landlord and its mortgagee will be named as loss payees in the policy providing such property insurance on the Improvements and all of such property policies will permit Tenant's waiver of claims against Landlord under Section 9.4 for matters covered thereby.

9.2            Liability and Other Insurance.  Tenant will throughout the Term, at its expense as Additional Rent, provide and maintain the following insurance, in the amounts specified below:

(a)              bodily injury and property damage liability insurance, with a combined single occurrence limit of not less than   ; such insurance will be on a commercial general liability form including, without limitation, personal injury and assumed contractual liability for the performance by Tenant of the indemnity agreements set forth in Section 9.5; Landlord and its mortgagee will be named as an additional insureds in the policy providing such liability insurance, which will include cross liability and severability of interests clauses or endorsements; unless otherwise approved in writing by Landlord, such policy will have a deductible of     or less and will not have a retention or self-insurance provision;

(b)              worker's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the worker's compensation laws of the State of Colorado and employers' liability insurance in the limit of    ; and

(c)              if Tenant operates owned, hired or non-owned vehicles on the Premises, comprehensive automobile liability will be carried at a limit of liability not less than     combined bodily injury and property damage.

9.3            General Insurance Requirements. All insurance required to be maintained by Tenant pursuant to Sections 9.1 and 9.2 will be maintained with insurers licensed to do business in the State of Colorado and having a Best's Key Rating of at least [A-XII]. Tenant will file with Landlord, on or before the Commencement Date and at least 10 days before the expiration date of expiring policies, such copies of either current policies or certificates as may be reasonably required to establish that the insurance coverage required by Sections 9.1 and 9.2 is in effect from time to time and that the insurer(s) have agreed to give Landlord at least 30 days notice prior to any cancellation of, or material modification to, the required coverage. Landlord and Tenant will cooperate with each other in the collection of any insurance proceeds which may be payable in the event of any loss, including the execution and delivery of any proof of loss or other actions required to effect recovery. All commercial general liability and property policies maintained by Tenant will be written as primary policies, not contributing with and not supplemental to any coverage that Landlord may carry.

9.4            Waivers. Except to the extent caused by the willful or negligent act or omission or breach of this Lease by Landlord or anyone for whom Landlord is legally responsible, Landlord and its Affiliates will not be liable or in any way responsible for, and Tenant waives all claims against Landlord and its Affiliates for, any loss, injury or damage suffered by Tenant or others relating to (a) loss or theft of, or damage to, property of Tenant or others; (b) injury or damage to persons or property resulting from fire, explosion, falling plaster, escaping steam or gas, electricity, water, rain or snow, or leaks from any part of the Improvements or from any pipes, appliances or plumbing, or from dampness; or (c) damage caused by persons on or about the Premises, or caused by the public or by construction of any private or public work. Landlord and its Affiliates will not be liable or in any way responsible to Tenant for, and Tenant waives all claims against Landlord and its Affiliates for, any loss, injury or damage that is insured or required to be insured by Tenant under Section 9.1. Provided that Tenant maintains the insurance required to be maintained by Tenant pursuant to Section 9.1, Tenant and its Affiliates will not be liable or in any way responsible to Landlord for, and Landlord waives all claims against Tenant and its Affiliates for, any loss, injury or damage that is insured by Tenant under Section 9.1.

9.5            Indemnity. Except to the extent caused by the willful or negligent act or omission or breach of this Lease by Landlord or anyone for whom Landlord is legally responsible, Tenant will indemnify and hold Landlord harmless from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys' fees) due to or arising out of any accident or occurrence on or about the Premises during the Term (including, without limitation, accidents or occurrences resulting in injury, death, property damage or theft) or any willful or negligent act or omission of or breach of this Lease by Tenant or anyone for whom Tenant is legally responsible.

10.            ALTERATIONS; MECHANICS' LIENS

10.1            Alterations. Tenant will not make any modifications, improvements, alterations, additions or installations in or to the Premises that affect the Building's mechanical, electrical, plumbing or structural systems, or that will cost more than    , without Landlord's prior written consent, which consent will not be unreasonably withheld. Tenant will notify Landlord prior to making any modifications, improvements, alterations, additions or installations in or to the Premises (referred to in this section as the "work"), regardless of whether Landlord's consent is required in connection with such work. Along with any request for Landlord's consent and at least 15 days before commencement of any work or delivery of any materials to be used in any work to the Premises, Tenant will furnish Landlord with plans and specifications, estimated commencement and completion dates, the name and address of Tenant's general contractor, and the necessary permits and licenses. Landlord will have the right to post notices of non- responsibility or similar notices on the Premises in order to protect the Premises against any liens resulting from such work. Tenant agrees to indemnify, defend and hold Landlord harmless from any and all claims and liabilities of any kind and description which may arise out of or be connected in any way with such work. Tenant will pay the cost of all such work, and also the cost of painting, restoring or repairing the Premises occasioned by such work. Upon completion of the work, Tenant will furnish Landlord with contractor's affidavits that include full and final waivers of liens and receipts for all amounts due for labor and materials. In the case of any work that required Landlord's consent, Tenant will also provide Landlord with as-built plans and specifications of the Premises as altered by such work. All work will comply with all insurance requirements and all applicable Laws (including, without limitation, the ADA) and will be constructed in a good and workmanlike manner, using materials of first-class quality and free and clear of all liens or claims therefor. Tenant will permit Landlord to inspect construction operations in connection with any such work. Landlord's approval of any plans for any modifications, improvements, alterations, additions or installations proposed by Tenant will not constitute a representation that the same will comply with Laws or be fit for any particular purpose; such approval will merely constitute Landlord's consent to construct or install the same in the Premises.

10.2            Mechanics' Liens. Tenant will not permit any mechanic's lien or other lien to be filed against the Premises by reason of any work performed by or for, or material furnished to, Tenant (including, without limitation, any work undertaken by Tenant pursuant to Section 10.1). If any such lien is filed at any time against the Premises, Tenant will cause the same to be discharged of record within 10 days after the date of filing the same. If Tenant fails to discharge any such lien within such period, then, in addition to any other right or remedy of Landlord, after 10 days prior written notice to Tenant, Landlord may, but will not be obligated to, discharge the same by paying to the claimant the amount claimed to be due or by procuring the discharge of such lien as to the Premises by deposit in the court having jurisdiction of such lien, the foreclosure thereof or other proceedings with respect thereto, of a cash sum sufficient to secure the discharge of the same, or by the deposit of a bond or other security with such court sufficient in form, content and amount to procure the discharge of such lien, or in such other manner as is now or may in the future be provided by present or future Laws for the discharge of such lien as a lien against the Premises. Any amount paid by Landlord, or the value of any deposit so made by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorney's fees of Landlord), together with interest thereon at the Interest Rate, will be repaid by Tenant to Landlord on demand by Landlord and if unpaid may be treated as Additional Rent. Notwithstanding the foregoing, if Tenant desires to contest any such lien, Tenant may do so provided that, within 10 days after Tenant learns of the filing thereof, Tenant notifies Landlord of Tenant's intention to do so and, until such time as Tenant causes such lien to be removed by the payment thereof or by bonding over such lien in the manner provided by law, posting with Landlord such security as Landlord may reasonably request to provide funds with which Landlord may discharge such lien in the event Tenant is unsuccessful in its contest and then fails to discharge such lien. Tenant will indemnify and defend Landlord against and save Landlord and the Premises harmless from all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorney's fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien.

11.            ASSIGNMENT AND SUBLETTING

11.1            Notice and Consent. Tenant may, upon notice to Landlord but without obtaining Landlord's consent, assign this Lease or sublet all or any portion of the Premises to any of Tenant's Affiliates. Tenant will not, however, assign this Lease or sublet all or any portion of the Premises to any assignee or subtenant that is not one of Tenant's Affiliates without first obtaining Landlord's written consent, which consent will not be unreasonably withheld, conditioned or delayed. If Tenant desires to effect an assignment or subletting that will require Landlord's consent, Tenant will seek such written consent of Landlord by a written request therefor, setting forth the date (which will not be less than 30 days after date of Tenant's notice) on which Tenant desires to assign this Lease or to sublet all or any portion of the Premises, the name and address of the proposed assignee or sublessee and its proposed use of the Premises, copies of the proposed assignee's or subtenant's financial statements (or, if not available, any other information in Tenant's possession concerning the proposed assignee's or subtenant's financial condition and business), and the proposed form of assignment or sublease.

11.2            Deemed Assignments. Any change in the partners or members of Tenant (except to any of Tenant's Affiliates), if Tenant is a partnership or limited liability company, or, if Tenant is a corporation, any transfer of any or all of the shares of stock of Tenant (except to any of Tenant's Affiliates), resulting in a change in the identity of the person or persons owning a majority of equity interests in Tenant as of the date of this Lease, will be deemed to be an assignment within the meaning of this Section 11. However, a transfer of the stock or partnership or membership interests of Tenant if Tenant is a publicly held entity whose equity interests are traded on a national stock exchange, or in an initial public offering, will not constitute an assignment requiring Landlord's consent pursuant to this Section 11.

11.3            General Provisions. No subletting or assignment by Tenant hereunder, regardless of whether the same requires Landlord's consent, will release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant will continue fully liable hereunder. The sublessee or assignee will agree to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and Tenant will deliver to Landlord promptly after execution an executed copy of each such sublease or assignment and such an agreement of compliance by each such sublessee or assignee. Consent by Landlord to any assignment of this Lease or to any subletting of the Premises will not be a waiver of Landlord's rights under this section as to any subsequent assignment or subletting. Any sale, assignment, mortgage, transfer or subletting of this Lease which is not in compliance with the provisions of this Section 11 will be of no effect and void. Landlord's right to assign its interest in this Lease will remain unqualified. Landlord may charge Tenant up to     for attorneys' fees and administrative expenses incident to a review of any documentation related to any proposed assignment or subletting by Tenant.

12.            CASUALTY

12.1            Tenant's Option to Terminate. If the Improvements are damaged or destroyed by fire or other casualty during the 24-month period that ends on the last day of the Initial Term or at any time during any Renewal Term to such an extent that either (i) the cost of repairing and restoring the Improvements to their condition existing prior to such casualty, as determined by an architect or contractor selected by Tenant and reasonably approved by Landlord, is equal to or greater than    of the market value of the Improvements immediately preceding such casualty, as determined by an appraiser selected by Tenant and reasonably approved by Landlord; or (ii) the time required to repair and restore the Improvements to their condition existing prior to such casualty, as determined by an architect or contractor selected by Tenant and reasonably approved by Landlord, will exceed 120 days from the commencement of repairs and restoration, then provided Tenant has maintained the insurance required by Section 9.1, Tenant may elect to terminate this Lease by notice to Landlord given not later than 45 days after the date on which such casualty occurs. If Tenant so elects to terminate this Lease, then (a) this Lease will terminate on a date selected by Tenant and set forth in such notice of termination, which date must be no later than 60 days after the date of such notice; (b) prior to such termination date, Tenant will demolish the Building and all other Improvements that cannot function properly without the Building and return the Land to a level, safe and sightly condition that complies with all Laws, unless Landlord, within 1 0 days after receipt of Tenant's notice of termination notifies Tenant that Landlord desires that Tenant not demolish the Building, in which case Tenant will not demolish the Building; (c) all Basic Rent and other Rent payable hereunder by Tenant will be prorated to such termination date; and (d) all proceeds of the insurance required to be maintained pursuant to Section 9.1 that are payable as a result of such casualty due to damage to the Improvements (including, without limitation, the Cold Shell, the Leasehold Improvements and any alterations made to the Premises from time to time) will be paid to and become the sole property of Landlord, except that Tenant will be entitled to reimbursement from Landlord out of such proceeds for the reasonable costs incurred by Tenant in performing such demolition, and all proceeds such insurance that are payable as a result of such casualty due to damage to Tenant's machinery, equipment, furniture, fixtures, personal property (including property under the care, custody or control of Tenant) and business interests will be paid to not become the sole property of Tenant.

12.2            Repair and Restoration. If the Improvements are damaged or destroyed by fire or other casualty and Tenant does not terminate this Lease pursuant to Section 12.1 or Tenant does not have the right to terminate this Lease pursuant to Section 12.1, then this Lease will remain in full force and effect, there will be no abatement of Basic Rent or other Rent payable by Tenant hereunder, and Tenant will, at Tenant's cost and expense, proceed with reasonable promptness and diligence to carry out any necessary demolition and to repair and restore the Improvements to the condition and market value thereof that existed immediately prior to such casualty.

12.3            Application of Insurance Proceeds. Except as provided in Section 12.1, the proceeds of the insurance required to be maintained by Tenant pursuant to Section 9.1 will be used by Tenant to repair and restore the Improvements following a fire or other casualty. If such proceeds are     or less, Landlord will execute such endorsements or other instruments as may be necessary to cause the same to be paid to Tenant. If such proceeds exceed    , they will be paid to a trustee reasonably satisfactory to Landlord (Landlord and Tenant acknowledge that a title insurance company of good reputation and reasonable financial strength will be acceptable as a trustee) under instructions to disburse the same to Tenant in progress payments as the repairs and restoration proceed upon application by Tenant for payment, accompanying by (a) an architect's certificate (or other reasonably acceptable evidence) that all labor for which payment is sought has been performed and all materials for which payment is sought have been delivered to or incorporated in the Premises; (b) a waiver of mechanics' liens for all labor and materials paid by the prior disbursement, if any; and (c) reasonable evidence that the remaining insurance proceeds will be sufficient to pay for the remaining work to be completed (and if there are insufficient proceeds, then Tenant will pay for all costs of repair and restoration until the remaining insurance proceeds will cover the remaining costs, at which time progress payments may resume).

13.            EMINENT DOMAIN

13.1            Termination. If the whole of the Premises is taken by any public authority under the power of eminent domain, this Lease will terminate as of the day possession is taken by such public authority. If more than    of the floor area of the Building is taken, or if so much of the Land is taken that Tenant is permanently deprived of the use of more than    of the parking spaces previously available on the Land (and such spaces cannot be reconstructed on the remaining Land or any adjacent land acquired by Landlord for that purpose within 90 days after Tenant is so deprived of such use). by any public authority under the power of eminent domain, then Tenant may, by notice to Landlord, terminate this Lease as of the day possession is taken by such public authority. In case of any such termination, Landlord will make a pro rata refund of any prepaid Rent.

13.2            Award; Restoration. As between the parties to this Lease, Tenant will be entitled to receive, and Landlord assigns to Tenant, that portion of the total award, compensation, damages or consideration paid or payable as a result of or in connection with any taking by eminent domain that is attributable (a) to the value of any Leasehold Improvements that are subject to such taking, less Landlord's Taking Share thereof (but only if possession of the taken property is transferred during the Initial Term; if possession is taken during any Renewal Term, Landlord will be entitled to the entire award attributable to any taken Leasehold Improvements); (b) to the value of any alterations or improvements made by Tenant, or any of Tenant's trade fixtures or equipment, that are subject to such taking; and (c) to moving expenses, business relocation expenses or damages to Tenant's business incurred as a result of such taking, and Landlord will be entitled to receive, and Tenant assigns to Landlord, the remaining balance of any such award, compensation, damages or consideration. Anything in this Section 13 to the contrary notwithstanding, in the event of a partial condemnation of the Premises where this Lease is not terminated, (i) Landlord will, at its sole cost and expense, restore the Premises (other than any alterations or improvements installed by Tenant) to a complete architectural unit (but Landlord's restoration obligations will be limited to restoration and repair of the Cold Shell and Leasehold Improvements and Landlord's restoration obligations will be limited to the extent of the condemnation award available to Landlord), and (ii) the Basic Rent provided for herein during the period from and after the date of delivery of possession pursuant to such proceedings to the termination of this Lease will be reduced to a sum equal to the product of the Basic Rent provided for herein multiplied by a fraction, the numerator of which is the fair market rent of the Premises after such taking and after the same has been restored to a complete architectural unit, and the denominator of which is the fair market rent of the Premises prior to such taking.

14.            END OF TERM

14.1            Surrender. On the last day of the Term, or on the sooner termination thereof, Tenant will peaceably surrender the Premises in good condition and repair (ordinary wear and tear and damage by casualty excepted), consistent with Tenant's duty to make repairs as herein provided. Tenant will give written notice to Landlord at least 30 days prior to vacating the Premises for the express purpose of arranging a meeting with Landlord for a joint inspection of the Premises. On or before the last day of the Term, or the date of sooner termination thereof, Tenant may, at its sole cost and expense, remove all of its property and trade fixtures and equipment from the Premises and repair all damage to the Premises caused by such removal. All property not removed will be deemed abandoned. Tenant hereby appoints Landlord its agent to remove all property of Tenant not so removed from the Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant, and Landlord will not be liable for damage, theft misappropriation or loss thereof, nor will Landlord be liable in any manner in respect thereto. Tenant will reimburse Landlord upon demand for any expenses incurred by Landlord with respect to removal, transportation or storage of abandoned property and with respect to restoring such Premises to good order, condition and repair. All Leasehold Improvements and any other modifications, improvements, alterations, additions and fixtures, other than Tenant's trade fixtures and equipment, which have been made or installed by either Landlord or Tenant upon the Premises, will become the property of Landlord on the last day of the Term or sooner termination thereof and will be surrendered with the Premises as a part thereof. Tenant will promptly surrender all keys for the Premises to Landlord at the place then fixed for the payment of Rent and will inform Landlord of combinations on any vaults, locks and safes left on the Premises.

14.2            Holding Over. In the event Tenant remains in possession of the Premises after expiration of this Lease without Landlord's consent, Tenant will be deemed to be occupying the Premises without claim of right, and Tenant will indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Premises, including, without limitation, claims made by any succeeding tenants founded on such delay and any attorneys' fees resulting therefrom. In addition, if Tenant remains in possession of the Premises after expiration of this Lease without a written agreement with Landlord as to (i) the amount Rent to be paid for such occupancy, Tenant will pay a charge for each day of occupancy in an amount equal to    of the Basic Rent (on a daily basis) payable immediately prior to such expiration, plus    of all Additional Rent (also on a daily basis); or (ii) the duration of Tenant's holdover tenancy, Tenant will be deemed a tenant at sufferance.

15.            DEFAULTS AND REMEDIES

15.1            General. All rights and remedies of Landlord and Tenant enumerated in this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress at law or in equity to which either party may be lawfully entitled in case of any breach or threatened breach by the other party of any provision of this Lease. The failure of either party to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any option herein contained will not be construed as a waiver or relinquishment for the future of such covenant or option. A receipt by Landlord of Rent with knowledge of the breach of any covenant hereof (other than breach of the obligation to pay the portion of such Rent paid) will not be deemed a waiver of such breach, and no waiver by either party of any provisions of this Lease will be deemed to have been made unless expressed in writing and signed by such party. Each party agrees to pay, upon demand, all of the other party's costs, charges and expenses, including the reasonable fees and out-of-pocket expenses of counsel, agents, and others retained, incurred in successfully enforcing the other party's obligations under this Lease.

15.2            Events of Default. Each of the following events will constitute an "Event of Default" under this Lease:

(a)              Failure to Pay Rent. Tenant fails to pay Basic Rent or any other Rent payable by Tenant under the terms of this Lease when due, and such failure continues for 1 0 days after notice from Landlord to Tenant of such failure (provided that, with respect to monthly installments of Basic Rent, Tenant will only be entitled to two notices of such failure during any calendar year and if, after two such notices are given in any calendar year, Tenant fails, during such calendar year, to pay any further monthly installment of Basic Rent when due, such failure will constitute an Event of Default hereunder without any further notice from Landlord or additional cure period).

(b)              Failure to Perform Other Obligations. Tenant breaches or fails to comply with any provision of this Lease applicable to Tenant other than a covenant to pay Rent, and such breach or noncompliance continues for a period of 30 days after notice thereof from Landlord to Tenant; or, if such breach or noncompliance cannot be reasonably cured within such 30-day period, Tenant does not commence to cure such breach or noncompliance within such 30-day period or, after commencing to cure such breach or noncompliance, does not thereafter diligently pursue such cure in good faith to completion.

(c)              Execution and Attachment Against Tenant. Tenant's interest under this Lease or in the Premises is taken upon execution or by other process of law directed against Tenant, or is subject to any attachment by any creditor or claimant against Tenant and such attachment is not discharged or disposed of within 60 days after levy.

(d)              Bankruptcy or Related Proceedings. Tenant files a petition in bankruptcy or insolvency, or for reorganization or arrangement under any bankruptcy or insolvency Laws, or voluntarily takes advantage of any such Laws by answer or otherwise, or dissolves or makes a general assignment for the benefit of creditors, or involuntary proceedings under any such Laws or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for the Premises or for all or substantially all of Tenant's property, and such involuntary proceedings are not dismissed or such receivership or trusteeship vacated within 60 days after such institution or appointment.

15.3            Landlord's Remedies. Time is of the essence. If any Event of Default occurs, Landlord extent Landlord deems necessary or desirable and all other expenses, commissions and charges will have the right, at Landlord's election, then or at any later time, to exercise any one or more of the following remedies:

(a)              Cure by Landlord. Landlord may, at Landlord's option but without obligation to do so, and without releasing Tenant from any obligations under this Lease, make any payment or take any action as Landlord deems necessary or desirable to cure any Event of Default in SU(:h manner and to such extent as Landlord in good faith deems necessary or desirable. Tenant will pay Landlord, upon demand, all advances, costs and expenses of Landlord in connection with making any such payment or taking any such action, including reasonable attorney's fees, together with interest at the Interest Rate, from the date of payment of any such advances, costs and expenses by Landlord.

(b)              Termination of Lease and Damages. Landlord may terminate this Lease, effective at such time as may be specified by notice to Tenant, and demand (and, if such demand is refused, recover) possession of the Premises from Tenant. In such event, Landlord will be entitled to recover from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum equal to (i) all unpaid Basic Rent and other Rent for any period prior to the termination date of this Lease (including interest from the due date to the date of the award at the Interest Rate); plus (ii) the present value at the time of termination (calculated by discounting on a monthly basis at a discount rate equal to the rate payable on U.S. Treasury securities offered at the time of award having a maturity closest to the date on which the Term would have expired but for such termination) of the amount, if any, by which (A) the aggregate of the Basic Rent and all other Rent payable by Tenant under this Lease that would have accrued for the balance of the Term after termination, exceeds (B) the amount of such Basic Rent and other Rent which could reasonably be recovered by reletting the Premises for the remainder of the Term at the then-current fair rental value; plus (iii) interest on the amount described in (ii) above from the termination date to the date of the award at the Interest Rate.

(c)              Repossession and Reletting. Landlord may reenter and take possession of all or any part of the Premises, without additional demand or notice unless required by applicable Laws, and repossess the same and expel Tenant and any party claiming by, through or under Tenant, and remove the effects of both using such force for such purposes as may be necessary, without being liable for prosecution for such action or being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or right to bring any proceeding for breach of covenants or conditions. No such reentry or taking possession of the Premises by Landlord will be construed as an election by Landlord to terminate this Lease unless a notice of such intention is given to Tenant. No notice from Landlord or notice given under a forcible entry and detainer statute or similar Laws will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right, following any reentry or reletting, to exercise its right to terminate this Lease by giving Tenant such notice, in which event the Lease will terminate as specified in such notice. After recovering possession of the Premises, Landlord will use reasonable efforts to relet the Premises on commercially reasonable terms and conditions. Landlord may make such repairs, alterations or improvements as Landlord considers appropriate to accomplish such reletting, and Tenant will reimburse Landlord upon demand for all reasonable costs and expenses, including attorneys' fees, which Landlord may incur in connection with such reletting. Landlord may collect and receive the rents for such reletting but Landlord will in no way be responsible or liable for any inability to relet the Premises or to collect any rent due upon such reletting. Landlord may apply the same first to the payment of such expenses as Landlord may have incurred in recovering possession of the Premises, including attorneys' fees and expenses for putting the same into good order and condition or preparing or altering the same for re-rental to the extent Landlord  deems necessary  or desirable and all other expenses, commissions  and charges paid, assumed or incurred by Landlord in or about reletting the Premises and then to the fulfillment of the covenants of Tenant hereunder. Any such reletting herein provided for may be for the remainder of the Term or any renewal term of this Lease, as originally granted, or for a longer or shorter period; Landlord will have the right to change the character and use made of the Premises, and Landlord will not be required to accept any substitute tenant offered by Tenant or to observe any instructions given by Tenant about reletting. Regardless of Landlord's recovery of possession of the Premises, so long as this Lease is not terminated Tenant will continue to pay (and Landlord may recover, if Tenant fails to do so), on the dates specified in this Lease, the Basic Rent and other Rent which would be payable if such repossession had not occurred, less a credit for the net amounts, if any, actually received by Landlord through any reletting of the Premises.

(d)              Bankruptcy Relief. Nothing contained in this Lease will limit or prejudice Landlord's right to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowable by any Laws governing such proceeding in effect at the time when such damages are to be proved, whether or not such amount be greater, equal or less than the amounts recoverable, either as damages or Rent, under this Lease.

15.4            Landlord's Default; Tenant's Remedies. If, during the Term, Landlord defaults in fulfilling any of its covenants, obligations or agreements set forth in this Lease, Tenant may give Landlord notice of such default and, if at the expiration of 30 days after delivery of such notice, such default will continue to exist, or in the event of a default which cannot with due diligence be cured within a period of 30 days, if Landlord fails to proceed promptly after the delivery of such notice and with all due diligence to commence to cure the same and thereafter to prosecute the curing of such default with all due diligence to completion as soon as reasonably possible, then Tenant will be entitled to exercise any right or remedy available to Tenant at law or in equity by reason of such default, except to the extent expressly waived or limited by the terms of this Lease, and, provided that Tenant stated in such notice of default to Landlord that Tenant intended to effect its self-help and offset rights under this Section 15.4, Tenant may proceed to cure Landlord's default and offset the amount reasonably expended by Tenant in doing so, plus interest thereon at the Interest Rate from the date incurred to the date offset, against the next accruing amounts of Basic Rent due hereunder; provided, however, in no event may Tenant offset against any monthly installment of Basic Rent an amount exceeding     of such installment and if such monthly offset is less than the total amount of Tenant's expenses which are allowable for offset, the remaining balance thereof may be carried forward and offset against future installments of Basic Rent (but never more than    of any month's Basic Rent); provided further that, if the balance of the Term will not allow full recovery of the offset amount at the rate of    of each installment of Basic Rent, Tenant may amortize the full offset over the balance of the remaining monthly installments of Basic Rent, even if the monthly amortized offsets are in excess of    of those installments. Notwithstanding the foregoing, however, if Tenant has been notified of the name and address of any mortgagee, ground lessor, trust deed holder, and/or sale-leaseback lessor of Landlord's interest in the Premises, then Tenant will not exercise any remedy as a result of Landlord's default unless and until Tenant has given any such mortgagee, ground lessor, trust deed holder and/or sale-leaseback lessor, by registered or certified mail, a copy of any notice of default served upon Landlord simultaneously with the delivery of notice to Landlord.

15.5            Disclaimer of Landlord's Lien. Landlord disclaims and waives any statutory or common law lien (excluding, however, any judgment lien) on the Leasehold Improvements or any personal property of Tenant in or on the Premises.

16.            SUBORDINATION

16.1            Subordination, Nondisturbance and Attornment. This Lease will be subject and subordinate to any mortgage, deed of trust, ground lease or sale-leaseback now or hereafter placed upon the Premises by Landlord, and to amendments, replacements, renewals and extensions thereof, provided that the holder of the instrument to which this Lease is subordinated has given Tenant a reasonably acceptable agreement that, as long as Tenant is not in default in the payment of Rent and the performance of all covenants, agreements and conditions to be performed by Tenant under this Lease, and provided that Tenant attorns to the party acquiring title to the Premises as a result of the foreclosure, termination or transfer in lieu thereof of any such mortgage, deed of trust, ground lease or sale-leaseback, then neither Tenant's right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Premises and to conduct its business thereon, in accordance with the terms of this Lease, will be interfered with by the holder of any such mortgage, deed of trust, ground lease or sale-leaseback, by any successor thereto or any successor to Landlord as a result of the foreclosure or termination thereof or transfer in lieu thereof, or by virtue of any such foreclosure, termination or transfer, and that the successor will perform Landlord's obligations arising under this Lease from and after the date of succession. Such subordination will be effective without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. However, Tenant agrees at any time hereafter, upon demand, to execute and deliver any instruments, releases or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease, as above provided, to the lien of any such mortgage, deed of trust, ground lease or sale-leaseback.

16.2            Option to Make Lease Superior. Notwithstanding anything contained in Section 16.1, in the event the holder of any mortgage, deed of trust, ground lease or sale-leaseback instrument at any time elects to have this Lease constitute a prior and superior lien to its mortgage, deed of trust, ground lease or sale-leaseback instrument, then, and in such event, upon any such holder or Landlord notifying Tenant to that effect in writing, this Lease will be deemed prior and superior in lien to such mortgage, deed of trust, ground lease or sale-leaseback instrument, whether this Lease is dated prior to or subsequent to the date of such mortgage, deed of trust, ground lease or sale-leaseback instrument, and Tenant will execute such attornment agreement as may be reasonably requested by such holder.

17.            MISCELLANEOUS

17.1            Brokers. Landlord and Tenant represent and warrant that no broker or agent negotiated or was instrumental in negotiating or consummating this Lease. Neither party knows of any real estate broker or agent who is or might be entitled to a commission or compensation in connection with this Lease. Tenant and Landlord will indemnify and hold each other harmless from all damages paid or incurred by the other resulting from any claims asserted against either party by brokers or agents claiming through the other party

17.2            Estoppel Certificates. Landlord and Tenant agree, from time to time, upon not less than 10 days' prior written request by the other party, to deliver to the other party a statement in writing certifying (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease as modified is in full force and effect and stating the modifications); (ii) the dates to which Basic Rent and other Rent have been paid; (iii) the other party is not in default in any provision of this Lease or, if in default, the nature thereof specified in detail; (iv) the amount of monthly Basic Rent currently payable by Tenant; (v) the amount of any prepaid Rent; (vi) that Tenant has taken possession of the Premises (if Tenant has in fact done so) and that Landlord has performed all of its obligations under Section} with respect to the design, construction and installation of the Cold Shell and the Leasehold Improvements, or if there are any such obligations remaining to be performed, specifying the same in detail; and (vii) such other matters as may be reasonably requested by the requesting party or any mortgagee or prospective purchaser of the Premises.

17.3            Notices. All notices required or permitted under this Lease must be in writing and will only be deemed properly given and received (i) when actually given and received, if delivered in person to a party who acknowledges receipt in writing or, for purposes of notice pursuant to Section 3, if transmitted by telecopier; or (ii) one Business Day after deposit with a private courier or overnight delivery service, if such courier or service obtains a written acknowledgment of receipt; or (iii) three Business Days after deposit in the United States mails, certified or registered mail with return receipt requested and postage prepaid. All such notices must be transmitted by one of the methods described above to the party to receive the notice at, in the case of notices to Landlord, Landlord's Notice Address, and in the case of notices to Tenant, the applicable Tenant's Notice Address, or, in either case, at such other address(es) as either party may notify the other of according to this Section 17.3.

17.4            Actions by Landlord's Agent. All rights and remedies of Landlord under this Lease or that may be provided by law may be executed by Landlord in its own name, individually, or in the name of its agent, and all legal proceedings for the enforcement of any such rights or remedies, including those set forth in Section 15, may be commenced and prosecuted to final judgment and execution by Landlord in its own name or in the name of its agent. Landlord will, upon Tenant's request, provide written evidence of the authority of any agent of Landlord to act on Landlord's behalf

17.5            Severability; Governing Law. If any term or provision of this Lease is to any extent held invalid or unenforceable, the remaining terms and provisions of this Lease will not be affected thereby, but each term and provision of this Lease will be valid and enforced to the fullest extent permitted by law. This Lease will be construed and enforced in accordance with the laws of the State of Colorado.

17.6            Transfers of Landlord's Interest. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, will be limited to mean and include only the owner or owners of the Premises at the time in question, and in the event of any transfer or conveyance after the Commencement Date, the then grantor will be automatically freed and released from all personal liability accruing from and after the date of such transfer or conveyance as respects the performance of any covenant or obligation on the part of Landlord contained in this Lease to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord will be binding, subject to Section 17.11, on the then Landlord only during and in respect to its period of ownership. In the event of a sale or conveyance by Landlord of the Premises after the Commencement Date, the same will operate to release Landlord from any future liability upon any of the covenants or conditions herein contained and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. This Lease will not be affected by any such sale or conveyance, and Tenant agrees to attorn to the purchaser or grantee, which will be obligated on this Lease only so long as it is the owner of Landlord's interest in and to this Lease.

17.7            Headings. The marginal or topical headings of the several sections are for convenience only and do not define, limit or construe the contents of such sections.

17.8            Complete Agreement; Modification. All of the representations and obligations of the parties are contained in this Lease and no modification, waiver or amendment of this Lease or of any of its conditions or provisions will be binding upon a party unless in writing signed by such party.

17.9            No Offer. The submission of this document for examination does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document becomes effective and binding only upon the execution and delivery hereof by the proper officer of Landlord and by Tenant.

17.10            Survival. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term will survive the expiration or earlier termination of the Term, including, without limitation, all payment obligations with respect to Taxes and all obligations concerning the condition of the Premises.

17.11            Limitation on Landlord's Liability. Tenant agrees to look solely to Landlord's interest in the Premises for the recovery of any judgment from Landlord, it being agreed that Landlord, and if Landlord is a partnership, its partners whether general or limited, and if Landlord is a corporation, its directors, officers or shareholders, and if Landlord is a limited liability company, its managers or members, will never be personally liable for any such judgment.

17.12            Authority. Tenant will furnish to Landlord and Landlord will furnish to Tenant, promptly upon demand, a corporate resolution, proof of due authorization of partners, or other appropriate documentation reasonably requested by the other party evidencing the due authorization of Tenant or Landlord, as the case may be, to enter into this Lease.

17.13            No Partnership. This Lease will not be deemed or construed to create or establish any relationship or partnership or joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

17.14            Force Majeure. Whenever a period of time is herein prescribed for action to be taken by either party, such party will not be liable or responsible for, and there will be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party. A lack of funds, however, will never be deemed beyond a party's reasonable control.

17.15            Financial Statements. Tenant acknowledges that it has provided Landlord with its financial statement as a material inducement to Landlord's agreement to lease the Premises to Tenant, and that Landlord has relied on the accuracy of such financial statement in entering into this Lease. Tenant represents and warrants that the information contained in such financial statement is true, complete and correct in all material aspects. Within 10 days from request by Landlord, Tenant will make available to Landlord or to any prospective purchaser or lender of the Premises, audited financial statements of Tenant or any guarantor, provided, that Landlord or any such prospective purchaser or lender agrees to maintain such statements in confidence, and provided further that if audited financial statements of Tenant are not available at the time of such request, Tenant may deliver unaudited statements prepared in accordance with generally accepted accounting principles consistently applied and certified to be true and correct by Tenant's chief financial officer.

17.16            Binding Effect. The covenants and agreements herein contained will bind and inure to the benefit of Landlord and its successors and assigns, and Tenant and its permitted successors and assigns. All obligations of each party constituting Tenant hereunder will be the joint and several obligations of each such party.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first set forth above.

LANDLORD:

GLENBOROUGH PROPERTIES, L.P.,
     a California limited partnership

By:  Glenborough Realty Trust Incorporated,
         a Maryland corporation
         Its General Partner

        By: /s/ Steve F. Hallsey
        Its:  Sr. Vice President
                Commercial Property Management

TENANT: ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation By: /s/ Dwayne Tucker Its: CAO And: _________________________ Its: _________________________

State of California        §

County of San Mateo              §

On March 12, 2001, before me, Catherine Roselli Smith, Notary Public for aforesaid County and State, personally appeared Steve F. Hallsey, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. ·

WITNESS my hand and official seal.
(SEAL)
Signature  /s/ Catherine Roselli Smith
                   Notary Public

My Commission expires on: 4/3/02

State of Texas          §

County Collin          §

The foregoing instrument was acknowledged before me this 11th day of January, 2001 by Dwayne Tucker as CAO of ADS Alliance Data Systems, Inc., a Delaware corporation

(SEAL)
Signature  /s/ Jane Baedke
                   Notary Public

FIRST AMENDMENT TO LEASE

This First Amendment to Lease ("Agreement") is made and entered into as of February 23, 2007, by and between Glenborough Westminster Center, LLC, a Delaware limited liability company, ("Landlord") and ADS Alliance Data Systems, Inc., a Delaware corporation ("Tenant").

RECITALS

This Agreement is made with reference to the following facts and objectives:

A.            By Build-to-Suit Net Lease by and between Glenborough Properties, L.P., ("GLB LP") and Tenant dated as of January 11, 2001, (the "Lease") Tenant leases the entirety of the approximately 65,707 square foot Building and any other Leasehold Improvements located on the Land legally described in Exhibit A to the Lease, as such capitalized terms are defined in Section 1.1 of the Lease, (collectively, the "Premises" herein) and demised in Section 2.1 of the Lease. The Building was subsequently assigned a postal address of 995 West 122nd Street, Westminster, Colorado.

B.            Landlord has succeeded to GLB LP under the Lease.

C.            Tenant has exercised its first renewal option a set forth in Section 2.5 of the Lease and the parties desire to memorialize the resulting extension of the Lease Term.

NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

AGREEMENT

1.            Tenant has exercised its first renewal option as set forth in Section 2.5 of the Lease, either in full compliance with the terms and provisions of said renewal, or with waiver of any objections by Landlord to the timing or method of such renewal. In the event Landlord waived any requirements of Section 2.5, such waiver shall be one time only and not affect the requirements for exercise of Tenant's second renewal option.

2.            In accordance with the provisions of Section 2.5 of the Lease, the First Renewal Term shall commence on September 1, 2007, and expire on August 31, 2012, and Basic Rent payable for each month of the First Renewal Term shall be   .

3.            Capitalized terms not defined herein are defined in the Lease. All other terms, covenants, and conditions of the Lease remain in full force and effect, but to the extent there are any inconsistencies between this Agreement and the Lease, this Agreement shall govern. There are no oral agreements or other written agreements on the subject matter of this Agreement which are separate from this Agreement.

[Remainder of page intentionally blank; signature blocks on next page.]

1

IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the date first above written.

LANDLORD:

GLENBOROUGH WESTMINSTER CENTER, LLC,
a Delaware limited liability company

By: /s/ (illegible)
Its: (illegible)

TENANT:

ADS ALLIANCE DATA SYSTEMS, INC.
a Delaware Corporation

By: /s/ Robert Box
Its: Senior Vice President

2

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (this "Third Amendment") is entered into as of November 3, 2011, between Westminster Westminster LLC, a Colorado limited liability company, as successor "Landlord" and ADS Alliance Data Systems, Inc., a Delaware corporation, as "Tenant."

RECITALS

A.            Tenant and Glenborough Properties, L.P. ("GLB LP"), as the original landlord, entered into a Build-to-Suit Net Lease, dated as of January 11, 2001, as amended by the First Amendment to Lease, dated as of February 23, 2007, between Tenant and Glenborough Westminster Center, LLC (as successor landlord to GLB LP), and by the Second Amendment to Lease, dated as of May 30, 2008, between Tenant and Landlord (collectively, the "Lease").

B.            Pursuant to the Lease, Tenant leases from Landlord the real property and improvements, including the approximately 65,707 square foot building, located at 955 West 122nd Street, Westminster, Colorado (the "Premises").

C.            Tenant now desires to exercise its option to renew the Term of the Lease for the Second Renewal Term as set forth in Section 2.5 of the Lease.

D.            Any capitalized term used in this Third Amendment but not defined in this Third Amendment has the meaning given for such term in the Lease.

AGREEMENT

NOW, THEREFORE, for good and valuable separate consideration given for this Third Amendment, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.            The Term of the Lease is extended from August 31, 2012 through and including August 31, 2017 (the "Second Renewal Term").  Landlord and Tenant hereby acknowledge that Tenant's option to renew the term of the Lease for the Second Renewal Term has been exercised by the execution of this Third Amendment. Tenant will have no further options to renew the Lease.

2.            The Second Renewal Term will be on the same terms and conditions as the Lease, except that Basic Rent for the Premises for the Second Renewal Term will be    per month.

3.            Landlord and Tenant respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to this Third Amendment.  Each of them will indemnify the other against and hold the other harmless from any claims for fees or commissions from any broker or finder with whom it has consulted or negotiated with regard to this Third Amendment.

4.            Landlord and Tenant confirm and ratify in all respects, the terms and conditions of the Lease, as amended by this Third Amendment.

1

Landlord and Tenant have executed this Third Amendment as of the date first set forth above.

LANDLORD:

Westminster Westminster LLC,
a Colorado limited liability company

By:            Westminster Fund VII LP
Its:            Member

By:            Westminster Advisors VII LLC
Its:            General Partner

By: /s/ Charles E. King
Name:  Charles E. King
Title:  Authorized Agent

TENANT:

ADS Alliance Data Systems, Inc.,
a Delaware corporation

By:  /s/ Daniel T. Groomes
Name:  Daniel T. Groomes
Title:  Retail CFO, SRVP

2

ASSUMPTION OF LEASE

THIS ASSUMPTION OF LEASE (this "Assumption") is executed as of October 14, 2013, by Comenity Servicing LLC, a Texas limited liability company for the benefit of Landlord ("Comenity Servicing").

Recitals

A.            ADS Alliance Data Systems, Inc., a Delaware corporation ("ADS"), and Glenborough Properties, L.P. ("GLB LP"), as the original landlord, entered into a Build-to-Suit Net Lease, dated as of January 11, 2001, for premises located at 955 West 122nd Street, Westminster, Colorado, as amended by First Amendment to Lease, dated as of February 23, 2007, between ADS and Glenborough Westminster Center, LLC (as successor landlord to GLB LP), and by Second Amendment to Lease, dated as of May 30, 2008, between ADS and Westminster Westminster LLC, a Colorado limited liability company, as successor landlord ("Landlord"), and by Third Amendment to Lease, dated as of November 3, 2011, between ADS and Landlord (collectively, the "Lease").

B.            Pursuant to an Assignment and Assumption dated January 1, 2013, the Lease was assigned by ADS to Comenity LLC, a Delaware limited liability company.  Pursuant to an Assignment and Assumption, also dated January 1, 2013, the Lease was then assigned by Comenity LLC to Comenity Servicing.

Assumption

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Comenity Servicing agrees as follows:

1.            Comenity Servicing confirms that it is the current tenant under the Lease.

2.            Comenity Servicing hereby ratifies the Lease and assumes all liabilities and obligations of the tenant under the Lease arising on or after January 1, 2013.

3.            This Assignment shall be binding upon and inure to the benefit of Comenity Servicing and its successors and assigns.  This Assignment shall be governed and construed in accordance with the laws of the State of Colorado, without reference to conflict of laws principles.

IN WITNESS WHEREOF, the undersigned has executed this Assumption as of the date first set forth above.

Comenity Servicing LLC,
a Texas limited liability company

By  /s/ Sallie Komitor
Name  Sallie Komitor
Its  President

FOURTH AMENDMENT TO LEASE

This Fourth Amendment to Lease (this "Fourth Amendment") is entered into as of the 12th day of December, 2014 (the "Effective Date"), by and between Westminster Westminster LLC, a Colorado limited liability company, as successor landlord ("Landlord"), and Comenity Servicing LLC, a Texas limited liability company ("Tenant").

RECITALS

A.            ADS Alliance Data Systems Inc., a Delaware corporation ("ADS"), and Glenborough Properties, L.P. ("GLB LP"), as the original landlord, entered into a Build-to-Suit Lease, dated as of January 11, 2001, for premises (the "Existing Premises") consisting of the land and improvements located at 995 West 122nd Street, Westminster, Colorado (the "Original Lease"), as amended by First Amendment to Lease, dated as of February 23, 2007, between ADS and Glenborough Westminster Center, LLC, as successor landlord to GLB LP and by Second Amendment to Lease, dated as of May 30, 2008, between ADS and Westminster Westminster LLC, a Colorado limited liability company, as successor landlord to Glenborough Westminster Center, LLC and by Third Amendment to Lease dated as of November 3, 2011, between ADS and Landlord (collectively, the "Lease").

B.            Pursuant to an Assignment and Assumption dated January 1, 2013, the Lease was assigned by ADS to Comenity LLC, a Delaware limited liability company ("Comenity LLC").  Pursuant to an Assignment and Assumption, also dated January 1, 2013, the Lease was then assigned by Comenity LLC to Tenant.

C.            Landlord and Tenant agree to expand the Existing Premises currently demised under the Lease whereby Landlord shall construct a new building of approximately 53,500 SF (the "Expansion Premises").

D.            Tenant shall continue to pay rent on the Existing Premises during the construction of the Expansion Premises.

AGREEMENT

NOW THEREFORE, the above Recitals being incorporated herein by this reference and made a part of this Agreement, and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.            Expansion Premises.  Landlord shall, at its sole cost (except as otherwise set forth below), construct the Expansion Premises in accordance with the provisions of this Fourth Amendment on the land parcel(s) adjacent to the east side of the Existing Premises measuring approximately 5.81 acres (the "Expansion Site"), which Expansion Site is more specifically shown and depicted on Exhibit A attached hereto and made a part hereof.  From and after the Expansion Commencement Date, all references in the Lease to the "Building" and "Land" shall thereafter incorporate the Expansion Premises and the Expansion Site, respectively, and therefore, the Expansion Premises and Existing Premises (together consisting of approximately 119,207 SF) shall together, with the Land and all Improvements, constitute the "Premises" under the Lease (which may also, for the sake of clarity, be referred to herein as the "Entire Premises").

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2.            Tenant Improvements.

a)            Tenant shall, at its sole cost and expense, perform such work as may be necessary or desired by Tenant to improve the Expansion Premises (the "Expansion Leasehold Improvements"), all subject to and in accordance with the Expansion Leasehold Improvement Plans.  From and after the Expansion Commencement Date, all references to the Leasehold Improvements in the Lease shall thereafter incorporate the Expansion Leasehold Improvements.

b)            The cost of the Expansion Leasehold Improvements shall be subject to an allowance of    (the "ELI Allowance") which will be payable by Landlord to Tenant in accordance with the provisions of Section 10.9 below.

3.            Commencement.  The "Expansion Commencement Date" shall be the earlier of a) one hundred five (105) days following the Delivery Date (as defined in Section 10.2 below) or b) the date on which a final, unconditional certificate of occupancy has been issued by the appropriate government entity for the Expansion Premises.  The "Target Delivery Date" shall be July 1, 2015; it being expressly acknowledged by the parties hereto that the Target Delivery Date is subject to, and Landlord shall bear no liability to Tenant for any delay due to, conditions and circumstances that are not wholly within Landlord's ability to control.  Within thirty (30) days following the Expansion Commencement Date, Landlord and Tenant shall execute a Supplement Agreement substantially similar to the form attached hereto as Exhibit H.

4.            Expiration.  On the Expansion Commencement Date, the Expansion Premises shall be incorporated into the Lease, and the Expiration Date of the Lease regarding the Entire Premises shall be extended to the last day of the month that is one hundred forty-eight (148) months following the Expansion Commencement Date.  As defined in the Original Lease, the "Term" shall include this 148-month extension period.

5.            Rent on Existing Premises During Construction.  Tenant shall continue to pay Rent for the Existing Premises throughout construction of the Expansion Premises pursuant to the existing Lease terms and without abatement, withholding, or right of offset.

6.            Basic Rent.  On the Expansion Commencement Date, Basic Rent for the Entire Premises shall be adjusted to the basic rate schedule as set forth in Exhibit B attached hereto.

7.            Tenant's Rebate.  On the Expansion Commencement Date, Landlord shall rebate the amount of    to Tenant.

8.            Design of Expansion Premises.

a)            The overall design of the Expansion Premises shall generally be consistent with that which is set forth within the Official Development Plan progress draft prepared by Intergroup Architects dated October 13, 2014 (the "Preliminary Drawings") attached as Exhibit C hereto.

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b)            The corridor connecting the Expansion Premises to the Existing Premises as noted in the Preliminary Drawings (the "Connector Corridor") shall, for the purposes of this Fourth Amendment, be considered a part of the Expansion Premises (subject, however, to the terms and provisions of Section 10.14 below).

c)            The Preliminary Drawings shall serve as a frame of reference of the construction, build-out and design of the Expansion Premises. Tenant acknowledges that the actual construction of the Expansion Premises shall be in substantial accordance with a final development plan (the "Final Plans"), which shall be subject to the necessary approvals and conditions of any government body, association, or any other authority having jurisdiction, together with the holders of any easement or other rights of record impacting the same, and may vary from the Preliminary Drawings.   As used herein, the Final Plans shall incorporate the Expansion Shell Plans (defined in Section 10.6 below).

d)            The Final Plans may vary from the Preliminary Drawings, and notwithstanding anything contained in this Fourth Amendment to the contrary, Tenant may not object to any changes as may be incorporated in the Final Plans to the extent such changes are necessary to obtain the approval of any government body, association or any other authority having jurisdiction over the Premises, or the holders of any easement or other rights of record impacting the same.

e)            Landlord and Tenant shall consult with the other regarding formal or informal changes, modifications, and Change Orders (as defined in Section 10.10 below).

f)            Unless otherwise agreed to in writing by Landlord and Tenant, the "Expansion Shell Specifications" and "Leasehold Improvement Specifications" prepared by DSP Builders, Inc. and set forth in Exhibits D and E, respectively (collectively, the "Expansion Specifications") attached hereto, shall govern the specifications for the construction of the Expansion Premises and Expansion Leasehold Improvements, subject to the Final Plans and the terms and provisions of this Fourth Amendment.

9.            Acquisition of Expansion Site.  This Fourth Amendment is contingent upon Landlord's ability to acquire fee simple ownership of the Expansion Site.  Within thirty (30) days following the later of (a) the Effective Date of this Fourth Amendment, and (b) the date of Landlord's receipt of an executed Guaranty ("Guaranty") from Alliance Data Systems Corporation, a Delaware corporation ("Guarantor"), in the form of Exhibit F attached hereto (the "Acquisition Deadline"), Landlord shall acquire the fee simple ownership interest in the Expansion Site.  If Landlord fails to acquire the fee simple ownership interest in the Expansion Site on or before the Acquisition Deadline and Tenant has at all times cooperated with Landlord's efforts to acquire the fee simple ownership interest in the Expansion Site, Tenant may terminate this Fourth Amendment without liability to Landlord upon thirty (30) day's written notice to Landlord (and Landlord's failure to so acquire fee simple ownership interest in the Expansion Site within such additional 30-day notice period), and thereafter, Landlord's and Tenant's respective obligations to the other under the Lease shall be as set forth previously between the parties as though this Fourth Amendment never existed, and further, to the extent Landlord's failure to acquire the Expansion Site is due to Landlord's negligence or willful

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misconduct, any and all liability of Tenant to Landlord pursuant to the terms of that certain Fifth Letter Agreement and Indemnification dated December 12, 2014 between Landlord and Tenant (the "Indemnification Letter") shall be released, discharged and forever forgiven by Landlord.

10.            Construction; Delivery and Acceptance of Premises.

10.1            Landlord's Obligations.

a)            Subject to and in accordance with the provisions of this Section 10, Landlord, at Landlord's cost and expense, shall (i) purchase the Expansion Site, and (ii) design, construct and install the Expansion Premises on the Expansion Site (collectively, along with all ancillary activities pertaining thereto, the "Landlord's Expansion Premises Work").  "Total Core & Shell Costs" shall be defined as any and all costs incurred by Landlord in order to complete the Landlord's Expansion Premises Work.  Landlord and Tenant hereby agree that in no event shall the Total Core & Shell Costs and the ELI Allowance, together, exceed    in the aggregate.  If the actual Total Core & Shell Costs (including costs attributable to any Change Orders) and ELI Allowance, together, exceed    in the aggregate, then the ELI Allowance shall be reduced on a "dollar-for-dollar" basis based on such excess such that the Total Core & Shell Costs and ELI Allowance, together, shall equal   .  In no instance shall the ELI Allowance be reduced to an amount less than zero. For the avoidance of doubt, Tenant and Landlord hereby agree that Tenant shall not incur out-of-pocket expense to pay for actual Total Core & Shell Costs, and further, Tenant shall be and remain responsible for costs of Expansion Leasehold Improvements in excess of the ELI Allowance (as the same may be reduced hereunder).  The parties agree to work together in good faith so that this project can be completed promptly and in the most cost-efficient manner possible.

b)            The determination and approval of costs associated with the Landlord's Expansion Premises Work are addressed in this Section 10, and the estimated costs are identified in Exhibit G attached hereto.  Landlord and Tenant hereby approve and acknowledge the costs of acquiring the Expansion Site as set forth in said Exhibit G.

c)            Landlord will use reasonable efforts to cause Landlord's Expansion Premises Work to be Substantially Completed by the Target Delivery Date and will continually advise Tenant during the construction process of any changes in the construction schedule.

d)            Landlord has selected Prime West Development, Inc. ("Developer") and DSP Builders, Inc. ("General Contractor") to act on Landlord's behalf as the developer and general contractor, respectively. Landlord shall require a guaranteed maximum price contract and a performance bond for the Landlord's Expansion Premises Work for the benefit of Landlord from the General Contractor, the cost of which shall be included in the Total Core & Shell Costs.  Landlord shall require the General Contractor to competitively bid each job to at least three (3) qualified sub-contractors.  Tenant shall have the right to designate up to one (1) sub-contractor of its choice for each job provided that Tenant submits to Landlord the name of any such sub-contractor(s) it wishes to

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include in the bidding process no later than such time that Tenant approves (or is deemed to have approved) the Expansion Shell Plans. The Developer shall manage all budgeting, scheduling, architectural, design, permitting, construction, and project accounting activities for Landlord and Tenant during the initial construction of the Expansion Premises (including the Expansion Leasehold Improvements).  Any fee(s) payable to the Developer shall be included in the Total Core & Shell Costs. e)Landlord's Expansion Premises Work shall be constructed in accordance with the material provisions of all statutes, ordinances, building codes, regulations and other requirements of any applicable government or quasi-government authority having jurisdiction over the construction of the Landlord's Expansion Premises Work, including, without limitation, the Americans with Disabilities Act, and in substantial accordance with the Final Plans and Expansion Shell Specifications, subject to Section 10.14 hereof.   Following approval of the Final Plans by Landlord, Tenant and any applicable government or quasi-government authority having jurisdiction, Landlord shall not make any material change to the Landlord's Expansion Premises Work, except by written change order agreed to and approved by Tenant which, if required by any applicable government or quasi-government authority having jurisdiction thereover, shall not be unreasonably withheld, conditioned, or delayed.

f)            In the event the Total Core & Shell Costs (including costs attributable to any Change Orders) is less than   , the difference shall be added to the ELI Allowance.

10.2            Delivery of Possession.  The "Delivery Date" shall be the date on which Landlord delivers possession of the Expansion Premises to Tenant with the Landlord's Expansion Premises Work Substantially Completed and has delivered to Tenant a Certificate of Completion (as defined in Section 10.3 below).  If Landlord is unable to deliver possession of the Expansion Premises with the Landlord's Expansion Premises Work Substantially Completed by the Target Delivery Date, then, except as provided below, Landlord will not be in default or liable in damages to Tenant, nor will the obligations of Tenant be affected, provided however, that the Delivery Date will be extended automatically by one day for each day of the period after the Target Delivery Date to the day on which Landlord tenders possession of the Expansion Premises to Tenant with Landlord's Expansion Premises Work Substantially Completed as evidenced by the delivery of the Certificate of Completion, less any portion of that period attributable to Tenant's Delays as more particularly described in Section 10.11 below.  Such postponement of the Delivery Date will be in full settlement of all claims that Tenant might otherwise have against Landlord by reason of Landlord's failure to have Substantially Completed its obligations by the Target Delivery Date.  Notwithstanding the foregoing, to the extent that Landlord, by reason of its own negligence or willful misconduct, is not able to deliver possession of the Expansion Premises with the Landlord's Expansion Premises Work Substantially Completed by the Target Delivery Date, then in addition to automatically extending the Delivery Date as set forth above, Landlord shall also abate Base Rent beginning on the Expansion Commencement Date for a number of days that is equivalent to the number of days that delivery of the Expansion Premises was delayed as a result of Landlord's negligence or willful misconduct. If Landlord delivers possession of the Premises with the Landlord's

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Expansion Premises Work Substantially Completed prior to the Target Delivery Date, then Tenant may either accept such delivery (in which case such date will be the Delivery Date hereunder) or may refuse to accept delivery until any date selected by Tenant that is not later than the Target Delivery Date.  As used herein, the terms "Substantially Completed" and "Substantially Completes" and "Substantial Completion" (or words of similar import) means that the Expansion Premises are broom clean, free of construction tools and materials, and Landlord's Expansion Premises Work has been completed in substantial accordance with the Final Plans with only minor Punch List Items remaining to be completed or corrected pursuant to Section 10.3 below. Within sixty (60) days after the Commencement Date, Landlord will provide to Tenant a complete set of as-built drawings of Landlord's Expansion Premises Work and manuals for any equipment incorporated into the Expansion Premises as a part of Landlord's Expansion Premises Work.

10.3            Certificate of Completion.  No later than five (5) days following the date Landlord Substantially Completes Landlord's Expansion Premises Work, (the "Punch List Inspection Period"), Landlord and Tenant shall jointly inspect the Landlord's Expansion Premises Work and jointly prepare a list (the "Punch List") of the Punch List Items (as defined below) of the observable defects or uncompleted items necessary to be corrected. Landlord, upon receipt of the Tenant's Punch List, shall commence correction of the Punch List Items within thirty (30) days and shall notify the Tenant when all reasonable items have been corrected or completed.  The term "Punch List Items" shall mean details of construction which are included within the scope of the Expansion Shell Plans and, in the aggregate, are minor in character and do not materially interfere with Tenant's ability to commence the Expansion Leasehold Improvements. In the event Tenant does not deliver a Punch List within thirty (30) days following the date Landlord Substantially Completes Landlord's Expansion Premises Work, then Landlord's Expansion Premises Work shall be deemed complete and Landlord shall have no further obligation to perform any such work.  On the Delivery Date, Landlord shall deliver to Tenant a "Certificate of Completion" acknowledging that a) that the Landlord's Expansion Premises Work has been Substantially Completed in accordance with the Final Plans and b) Tenant may proceed with the Expansion Leasehold Improvements work.  If there is any dispute as to whether Landlord has Substantially Completed the Landlord's Expansion Premises Work, Tenant shall so notify Landlord in writing within five (5) Business Days following the Delivery Date and Landlord shall thereupon request a good faith written decision by Landlord's architect (the "Substantial Completion Determination").  If Tenant still disputes the Substantial Completion Determination of Landlord's architect, Tenant shall so advise Landlord in writing within five (5) Business Days following the date of delivery of such Substantial Completion Determination to Tenant, and the parties shall thereafter request a good faith decision by an independent licensed third party architect mutually and reasonably acceptable to each of Landlord and Tenant (the "Third Party Determination"), it being acknowledged, understood, and agreed that neither party shall unreasonably withhold, condition, or delay the selection or appointment of such independent architect, which Third Party Determination shall be final and binding on the parties.  Landlord and Tenant shall split the cost of such Third Party Determination unless such Third Party Determination affirms the determination of Landlord or

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Landlord's architect regarding Substantial Completion, in which event (i) the Landlord's Expansion Premises Work shall be deemed Substantially Completed as of the date of the determination of Landlord or Landlord's architect, as the case may be, and (ii) Tenant shall reimburse Landlord, within twenty (20) days following Landlord's invoice therefor, for all fees and costs incurred by Landlord for such Third Party Determination, which sums shall be deemed additional Rent under the Lease.

10.4            Representatives. Landlord appoints Matthew Van Wie (the "Landlord's Representative") to act for Landlord in all matters covered by this Section 10. Tenant appoints Oren Snell, or if Mr. Snell is not available, Bruce McClary ("Tenant's Representative") to act for Tenant in all matters covered by this Section 10. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Section 10 will be made to Landlord's Representative or Tenant's Representative, as the case may be. Tenant will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord's architect, engineers and contractors or any of their agents or employees, with regard to matters covered by this Section 10. Either party may change its representative at any time by three (3) Business Days' prior written notice to the other party.

10.5            Expansion Premises Design Information. Landlord and Tenant agree that Tenant submitted all information necessary for preparation of the Expansion Shell Plans (the "Expansion Premises Design Information") prior to the execution of this Fourth Amendment.

10.6            Expansion Shell Plans.  The construction plans and specifications for the portion of the Expansion Premises and the associated site Improvements on the Expansion Site (e.g. driveways, parking areas, landscaping, and exterior lighting) generally outlined by the Preliminary Drawings, excluding any Expansion Leasehold Improvements, shall be referred to herein as the "Expansion Shell Plans."  Upon execution of this Fourth Amendment, Landlord will cause its architect to prepare the Expansion Shell Plans based on the submitted Expansion Premises Design Information and the Expansion Shell Specifications (collectively, the "Expansion Premises Design Standards").  Within five (5) Business Days after receipt of the proposed Expansion Shell Plans, together with a cost estimate for the Landlord's Expansion Premises Work, Tenant will either approve the same in writing or notify Landlord in writing of how the proposed Expansion Shell Plans are inconsistent with the Expansion Premises Design Standards and how the Expansion Shell Plans must be changed in order to make them consistent with the Expansion Premises Design Standards.  Each Business Day following the fifth (5th) Business Day after the proposed Expansion Shell Plans are submitted to Tenant until Tenant approves them or delivers such notice of objections will be a day of Tenant's Delay.  Upon receipt of Tenant's notice of objections, Landlord will cause its architect to prepare revised Expansion Shell Plans according to such notice and submit the revised Expansion Shell Plans, together with a revised cost estimate for the construction of the Expansion Premises, to Tenant.  Upon submittal to Tenant of the revised Expansion Shell Plans, and upon submittal of any further revisions, the procedures described above will be repeated.   Tenant may not object, and

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Landlord shall not be required to make any revision, to the Expansion Shell Plans to the extent they are consistent with the Expansion Premises Design Standards.

10.7            Expansion Shell Construction. At such time as the Expansion Shell Plans have been approved in writing by both Landlord and Tenant, Landlord shall cause the Expansion Premises to be constructed or installed on the Expansion Site in a good and workmanlike manner and in substantial accordance with the approved Expansion Shell Plans and all applicable Laws. Landlord will, on or before the fifteenth (15th) day of each month, provide Tenant with a summary of the actual funds expended to date (based on monthly payment applications submitted by the builder in accordance with the construction contract) compared to the estimated costs for construction of the Landlord's Expansion Premises Work.

10.8            Expansion Leasehold Improvement Plans. The construction plans and specifications for the Expansion Leasehold Improvements shall be referred to herein as the "Expansion Leasehold Improvement Plans" and shall be consistent with the Leasehold Improvement Specifications.  Tenant will cause Intergroup Architects (or another architect approved by Landlord) to prepare the Expansion Leasehold Improvement Plans and shall submit said plans to Landlord for Landlord's review. Within five (5) Business Days after receipt of the proposed Expansion Leasehold Improvement Plans, together with a cost estimate for the construction of the Expansion Leasehold Improvements, Landlord will either approve the same in writing or notify Tenant in writing of how the proposed Expansion Leasehold Improvement Plans are inconsistent with the Expansion Specifications and how the Expansion Leasehold Improvement Plans must be changed in order to make them consistent with the Expansion Specifications.  Upon receipt of Landlord's notice of objections, Tenant will cause Intergroup Architects (or another architect approved by Landlord) to prepare revised Expansion Leasehold Improvement Plans according to such notice and submit the revised Expansion Leasehold Improvement Plans, together with a revised cost estimate for the construction of the Leasehold Improvements, to Landlord. Upon submittal to Tenant of the revised Expansion Leasehold Improvement Plans, and upon submittal of any further revisions, the procedures described above will be repeated.  If Landlord neither approves nor objects to the Expansion Leasehold Plans within five (5) Business Days following Landlord's receipt of such plans, then the Expansion Leasehold Plans shall be deemed approved by Landlord.

10.9            Construction of Expansion Leasehold Improvements.

a)            Tenant will cause the Expansion Leasehold Improvements to be constructed or installed in the Expansion Premises in a good and workmanlike manner and in substantial accordance with the Expansion Leasehold Improvement Plans and all applicable Laws. Tenant will own (and will be responsible for maintaining, repairing, replacing, and insuring) all of the Expansion Leasehold Improvements until the end of the Term, at which time the Leasehold Improvements will become Landlord's property.  During the Term, Tenant may, in its sole discretion, remove or replace any of the personal property, equipment, trade fixtures or movable partitions owned by Tenant and placed or installed in the Premises at Tenant's expense.  b) So long as Tenant is not

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then in default (as defined in the Lease) beyond any applicable notice and cure period, the ELI Allowance shall be disbursed as follows: (A)    of the ELI Allowance shall be paid to Tenant after Tenant has received the Certificate of Completion, has accepted possession of the Expansion Premises, and has delivered to Landlord a certificate executed by the General Contractor that Tenant has begun the Expansion Leasehold Improvements; (B)    of the ELI Allowance shall be paid to Tenant after Tenant has delivered to Landlord (i) a certificate executed by the General Contractor stating that Tenant has completed    of the Expansion Leasehold Improvements and (ii) duly executed lien waivers (or partial lien waivers, if applicable) from all subcontractors, laborers, and material suppliers engaged in furnishing materials or rendering services for such work; and (C)   of the ELI Allowance shall be paid to Tenant after the date on which Landlord has received (i) a final affidavit from the General Contractor stating that the Expansion Leasehold Improvements have been completed in substantial accordance with the Expansion Leasehold Improvement Plans along with a final accounting of all costs associated with the Expansion Leasehold Improvements, (ii) duly executed lien waivers from all subcontractors, laborers, and material suppliers engaged in furnishing materials or rendering services for the Expansion Leasehold Improvements warranting they have been paid in full, (iii) a final notarized original, unconditional waiver of lien with respect to the Expansion Leasehold Improvements executed by the General Contractor, and (iv) a complete set of "as-built" plans, copies of all warranties, and any other customary documentation (e.g. operation manuals, wiring diagrams, programming notes, etc.) pertaining to the Expansion Leasehold Improvements as may be reasonably requested by Landlord.  All waiver of lien documentation must, in every circumstance, be totally unconditional releases. In all cases, the ELI Allowance installments shall be payable to Tenant within twenty (20) days after the date on which the foregoing conditions are satisfied.

c)            No later than ninety (90) days prior to the Target Delivery Date, Tenant shall provide Landlord with a proposed schedule for the construction and installation of the Expansion Leasehold Improvements and shall thereafter notify Landlord of any material changes to said schedule. Tenant and Landlord agree to coordinate together regarding the installation of Tenant's phone and data wiring and any other trade related fixtures that would reasonably be installed in the Expansion Premises prior to completion of the Landlord's Expansion Premises Work.  Landlord agrees to reasonably cooperate with Tenant in Landlord's completion schedule so that Landlord completes the Landlord's Expansion Premises Work in parts of the Expansion Premises to facilitate Tenant's completion of the Expansion Leasehold Improvements in a manner which  minimizes conflicts between Landlord's work and Tenant's work and facilitates Tenant's timely occupancy of the Expansion Premises to the extent such will not, in Landlord's commercially reasonable discretion, unreasonably interfere with or delay the Landlord's Expansion Premises Work.  Landlord shall have no responsibility or liability whatsoever for any loss or damage to any of Tenant's Expansion Leasehold Improvements, fixtures, equipment or any other materials installed or left in the Expansion Premises by Tenant prior to the Delivery Date unless such loss or damage is due to the  negligence or willful misconduct of Landlord's employees or contractors. During any entry upon the Expansion Premises prior to the Expansion Commencement Date (i) Tenant shall comply with all terms and conditions of the Lease (except for the obligation to pay Base

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Rent according to Exhibit B), (ii) Tenant shall not interfere with the Landlord's Expansion Premises Work, (iii) Tenant shall cause its personnel, employees, agents, guests, invitees and contractors to observe and comply with the terms and conditions of the Lease, including any applicable insurance provisions, and (iv) Tenant shall not begin operation of its business in the Expansion Premises. Tenant acknowledges that Tenant shall be responsible for obtaining all applicable permits and inspections relating to any such entry by Tenant and shall deliver all necessary certificates of insurance to Landlord prior to such entry.

d)            Tenant shall keep the Expansion Premises free from all recorded liens of any subcontractors, laborers and materialmen incurred as a result of the construction of the Expansion Leasehold Improvements.  In the event any such lien shall be filed and recorded, Tenant shall promptly take all steps necessary to release and bond such lien in the manner required by law in the State of Colorado and Tenant shall indemnify, defend and save harmless Landlord from and against any loss, liability, damage, cost or expense, including attorney's fees, to the extent arising from liens or claims of lien for work done and/or materials furnished by subcontractors, laborers and/or materialmen performing any of the Expansion Leasehold Improvements.  To the extent Landlord incurs any out-of-pocket costs with respect to any such lien and the ELI Allowance has not been fully disbursed, Landlord may deduct the amount of such out-of-pocket costs from the ELI Allowance plus a    administration fee.

10.10            Change Orders. Tenant's Representative may authorize changes in Landlord's Expansion Premises Work consistent with the Expansion Premises Design Standards during construction only by written instructions to Landlord's Representative on a form approved by Landlord.  All other changes will be subject to Landlord's prior written approval.  Prior to commencing any change, Landlord will prepare and deliver to Tenant, for Tenant's approval, which approval shall not be unreasonably withheld, conditioned, or delayed, a written change order ("Change Order") identifying the total cost or savings of such change, which will include associated architectural, engineering and construction contractor's fees, and the total time that will be added to or subtracted from the construction schedule by such change. If Tenant fails to approve such Change Order within five (5) Business Days after delivery by Landlord, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform the change. Upon Landlord's receipt of Tenant's approval, Landlord will proceed to perform the change.  Notwithstanding anything herein to the contrary, to the extent any Change Order, or aggregation of Change Orders, would result in an increase to the Total Core & Shell Costs such that the ELI Allowance would be reduced (as set forth in Section 10.1) to zero, then Landlord may, in its sole discretion, reject any such Change Order(s).

10.11            Tenant's Delay.  As provided in Section 10.2, the initial term of the Lease (and therefore Tenant's obligation for the payment of Rent according to Exhibit B) as it applies to the Expansion Premises will not commence until the Expansion Commencement Date; provided, however, that if Landlord is delayed in causing Landlord's Expansion Premises Work to be Substantially Completed as a result of: (a) any "Tenant's Delay" as described in Section 10.6 above; (b) any Change  Order(s) or changes in  any drawings,  plans  or  specifications  requested  by Tenant; or (c) Tenant's

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failure to review or approve in a timely manner any item requiring Tenant's review or approval, then the Delivery Date will only be extended under Section 10.2 until the date on which Landlord would have Substantially Completed the performance of Landlord's Expansion Premises Work but for such delays. The aggregate Tenant delays described in this Section 10.11 will be reduced by the number of days deducted from the construction schedule on account of Change Orders requested by Tenant. As a condition to claiming a Tenant's Delay, Landlord will advise Tenant of the circumstances giving rise to the claim promptly after they arise and will advise Tenant of the cost that Tenant can pay at that time to effect any available remedy to eliminate such Tenant's Delay (such as, e.g., overtime work), and if Landlord fails to so advise Tenant of such Tenant's Delay within five (5) Business Days after the commencement of such Tenant's Delay, then the period commencing on the fifth (5th) Business Day following the commencement of such Tenant's Delay and continuing through the date on which Landlord so advises Tenant of such Tenant's Delay shall be disregarded for purposes of determining the total number of days of Tenant's Delay hereunder.

10.12            Construction Warranty.  Landlord shall cause the General Contractor to warrant that Landlord's Expansion Premises Work will be free of all defects in design, materials or construction for a period of one (1) year from the date Landlord's Expansion Premises Work is Substantially Completed.  Upon receipt of written notice from Tenant within such one (1) year warranty period, Landlord will cause all defects resulting from faulty or non-conforming materials or workmanship to be promptly remedied without further charge to Tenant.  Upon the expiration of such one (1) year warranty period on Landlord's Expansion Premises Work, Landlord shall assign and transfer to Tenant, and Tenant shall have the benefit of, all manufacturers', suppliers', distributors' and/or any other person's warranties and/or guaranties for all of the property and equipment they used in the construction of the Landlord's Expansion Premises Work for which Tenant shall have maintenance obligations under the Lease.  The originals or copies of all such warranties shall be delivered to Tenant if and only if Tenant has maintenance responsibility for such warranted item under the terms of the Lease, and upon the expiration or earlier termination of the Lease, Tenant shall re-assign and return the originals of any such warranties and/or guaranties that are unexpired to the Landlord.

10.13            Mechanics' Liens.  Landlord shall keep the Expansion Premises free from all recorded liens of any subcontractors, laborers and materialmen associated with Landlord's Expansion Premises Work.  In the event any such lien shall be filed and recorded, Landlord shall promptly take all steps necessary to release and bond such lien in the manner required by law in the State of Colorado.  Provided that Tenant is not in default under the Lease, Landlord shall indemnify, defend and save harmless Tenant from and against any loss, liability, damage, cost or expense, including attorney's fees, to the extent arising from liens or claims of lien for work done and/or materials furnished by subcontractors, laborers and/or materialmen performing any of Landlord's Expansion Premises Work.

10.14            Connector Corridor.  Notwithstanding anything herein to the contrary, in the event that Landlord is unable to construct that portion of Landlord's Expansion Premises Work consisting of the Connector Corridor due to (i) Landlord's inability to

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obtain the necessary approvals and/or consents of any government body, association, or any other authority having jurisdiction with respect to such Connector Corridor or any other portion or portions of Landlord's Expansion Premises Work as a result thereof, or (ii) the failure or refusal of the holders of any easement or other rights of record impacting such Connector Corridor or the underlying land to grant consent or approvals with respect thereto, such inability shall in no event be deemed a breach or default by Landlord of its obligations hereunder.  In such event, any cost savings realized by Landlord as a result of not constructing such Connector Corridor shall be added to the ELI Allowance otherwise available hereunder.  In the event that Landlord is required to incur any costs or expenses in order to provide for the issuance of any such consents or approvals by the holders of any easement or other rights of record impacting such Connector Corridor or the underlying land, or for the relocation of any utilities or installations located therein, and such costs or expenses are not otherwise included as part of the budget for the Total Core & Shell Costs in Exhibit G attached hereto, Tenant shall be solely responsible for such costs and expenses and shall either (i) have such amount deducted from the ELI Allowance or (ii) pay the same to Landlord within twenty (20) days after receipt of Landlord's invoice therefor; provided, however, Landlord shall provide Tenant with reasonable prior written notice detailing such additional costs for Tenant's approval, which approval shall not be unreasonably withheld, conditioned, or delayed.  In the event that Tenant disapproves such additional costs, Landlord shall not be obligated to construct the Connector Corridor hereunder.

11.            Exhibits.  All exhibits shall be incorporated into this Fourth Amendment by reference.

12.            Indemnification.  Tenant shall indemnify and hold harmless Landlord from and against any liability, loss, expense or attorneys' fees and expenses arising from Tenant's failure to pay amounts owed in accordance with the terms of this Fourth Amendment and/or any action by Landlord to enforce this Fourth Amendment.  Landlord shall indemnify and hold harmless Tenant from and against any liability, loss, expense or attorneys' fees and expenses arising from Landlord's failure to pay amounts owed in accordance with the terms of this Fourth Amendment and/or any action by Tenant to enforce this Fourth Amendment.

13.            No Offer.  Landlord has delivered a copy of this Fourth Amendment to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or an option.  This Fourth Amendment shall not be effective until an original of this Fourth Amendment executed by both Landlord and Tenant and an original Guaranty, executed by Guarantor, is delivered to and accepted by Landlord.

14.            Waiver.  Waiver by Landlord or Tenant of any breach of any term or condition hereof shall not be deemed a waiver of any subsequent breach of the same or any other term or condition hereof or of the Lease.

15.            Notices.  Notices hereunder shall be given in the manner set forth in the Lease.

16.            Headings and Titles.The marginal or topical headings of the several sections are for convenience only and do not define, limit or construe the contents of such section.

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17.            Existing Lease.  Except as provided herein, Landlord and Tenant confirm and ratify in all respects, the terms and conditions of the Lease, which shall remain in full force and effect.  Capitalized terms not defined in this Fourth Amendment shall have the meaning ascribed to them under the Lease.  In the event that any term(s) or provision(s) of this Fourth Amendment conflict with the terms and provisions of the Lease, the terms and provisions of this Fourth Amendment shall govern and control.

For the avoidance of doubt, Tenant's and Landlord's respective obligations for repairs and maintenance under Section 8 of the Original Lease shall be applicable to the Entire Premises in accordance with their terms.

18.            Miscellaneous.  Landlord and Tenant each acknowledge that this Fourth Amendment is contingent upon the approval of an Official Development Plan by the City of Westminster, Colorado (the "City of Westminster") with respect to the Expansion Site and Landlord's Expansion Premises Work.  If Landlord, using commercially reasonable efforts and in consultation with Tenant, is unable to obtain approval of an Official Development Plan substantially similar in form and substance to the Preliminary Drawings attached hereto from the City of Westminster, then either Landlord or Tenant may cancel this Fourth Amendment upon written notice to the other party hereto, in which case Landlord and Tenant shall honor their respective obligations set forth in the Indemnification Letter, and thereafter, Landlord's and Tenant's respective obligations to the other under the Lease shall be as set forth previously between the parties as though this Fourth Amendment never existed.

It is expressly acknowledged by the parties hereto that Landlord's failure to acquire (or election not to acquire) the Expansion Site by reason of not having received approval of an Official Development Plan by the City of Westminster shall not be construed as act of negligence or willful misconduct by Landlord under Section 9 of this Fourth Amendment.  Notwithstanding the foregoing, in the event that the City of Westminster has not yet approved the Official Development Plan on the Acquisition Deadline, then the Acquisition Deadline shall be automatically extended to the date on which the Official Development Plan is approved by the City of Westminster.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Effective Date first above written.

LANDLORD:

Westminster Westminster LLC,
a Colorado limited liability company

By:            Westminster Fund VII LP
Its:            Member

By:            Westminster Advisors VII LLC
Its:            General Partner

By: /s/ Kristi L. Sherin
Name:  Kristi L. Sherin
Title:  Authorized Agent

TENANT:

Comenity Servicing LLC
a Texas limited liability company

By:  /s/ Sallie Komitor
Name:  Sallie Komitor
Title:  President

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